Exhibit 1.1

No. 719885
The Companies Act 1985

MEMORANDUM

AND ARTICLES OF

ASSOCIATION OF

Rio Tinto plc

Incorporated 30th March, 1962
(New Articles of Association adopted by Special Resolution
passed on 11th April 2002 and amended on 14 April 2005 and 13 April 2007)

RIO
TINTO

No. 719885
The Companies Act 1985

MEMORANDUM

AND ARTICLES OF

ASSOCIATION OF

Rio Tinto plc

Incorporated 30th March, 1962
(New Articles of Association adopted by Special Resolution
passed on 11th April 2002 and amended on 14 April 2005 and 13 April 2007)

Linklaters
One Silk Street, London EC2Y 8HQ

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 719885

The Registrar of Companies for England and Wales hereby certifies that

THE RTZ CORPORATION PLC

having by special resolution changed its name, is now incorporated under the name of

RIO TINTO PLC

Given at Companies House, Cardiff, the 2nd June 1997

R. C. EDWARDS

For the Registrar of Companies

COMPANIES HOUSE

HC006A

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 719885

I hereby certify that

THE RIO TINTO-ZINC CORPORATION P L C

having by special resolution changed its name,

is now incorporated under the name of

THE RTZ CORPORATION PLC

Given under my hand at the Companies Registration Office,

Cardiff the 1ST AUGUST 1987

D. M. WILKIE

an authorised officer

HC006A

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CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION AS A PUBLIC COMPANY

No. 719885

I hereby certify that

THE RIO TINTO-ZINC CORPORATION PLC

has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited.

Dated at Cardiff the 4TH MARCH 1982

Registrar of Companies

C 455

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No. 719885

Certificate of Incorporation

I Hereby Certify, that

THE RIO TINTO - ZINC CORPORATION LIMITED

is this day Incorporated under the Companies Act, 1948, and that the Company is Limited.

Given under my hand at London this thirtieth day of March One Thousand Nine Hundred and Sixty two.

Assistant Registrar of Companies.

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RIO TINTO PLC

RESOLUTIONS

(passed on 11 April 2002, 14 April 2005 and 13 April 2007)

RIO TINTO PLC

RESOLUTION
(passed on 11 April 2002)

The following resolution proposed at the fortieth Annual General Meeting of the Company duly convened and held on 11 April 2002 at the Queen Elizabeth II Conference Centre, Broad Sanctuary, London SW1 was duly passed as an Ordinary Resolution on that day by Rio Tinto plc shareholders and became effective on 18 April 2002 following the Annual General Meeting of Rio Tinto Limited held on that date:

Resolution 4

That

(a)	subject to the passing of resolution 5, the authorised share capital of the Company be increased from £142,123,283.20 to £142,123,283.30 by the creation of one DLC Dividend Share of 10p, having the rights and subject to the restrictions set out in the new articles of association of the company referred to in paragraph (a) of resolution 5 below; and
(b)	subject to the passing of resolution 5, Rio Tinto Limited be authorised to create and issue a new class of share, entitled a “DLC Dividend Share”, having the rights and subject to the restrictions proposed to be incorporated into the constitution of Rio Tinto Limited referred to in paragraph (b) of resolution 5 below.

A V Lawless
Secretary

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RIO TINTO PLC

RESOLUTIONS
(passed on 11 April 2002)

The following resolutions proposed at the fortieth Annual General Meeting of the Company duly convened and held on 11 April 2002 at The Queen Elizabeth II Conference Centre, Broad Sanctuary, London SW1 were duly passed as Special Resolutions on that day by Rio Tinto plc shareholders and became effective on 18 April 2002 following the Annual General Meeting of Rio Tinto Limited held on that date:

Resolution 5

That

(a)	subject to the passing of resolution 4, the articles of association contained in the document submitted to the meeting, marked ‘B’ and initialled by the Chairman for the purpose of identification, be adopted as the articles of association of the Company in substitution for and to the exclusion of the existing articles of association of the Company; and
(b)	subject to the passing of resolution 4, the amendments to the constitution contained in the document submitted to the meeting, marked ‘C’ and initialled by the Chairman for the purpose of identification, be approved and such amendments be made to the constitution of Rio Tinto Limited, provided that, if resolution 6 is passed, such new articles of association and amended constitution shall also incorporate the amendments made by resolution 6.

Resolution 6

That

(a)	the authority and power conferred on the directors by Article 75 of the Company’s articles of association be amended so that, subject to the exceptions set out in that Article, the ordinary remuneration of the directors, shall not (when aggregated with any fees received by the directors in their capacity as directors of Rio Tinto Limited) exceed £750,000 per annum in aggregate and so that Australian dollar amounts shall be converted at the rate of £1=A$2.75; and
(b)	Rule 89 of the Rio Tinto Limited constitution be amended by deleting the conversion rate “£1=$2.10” and replacing it with “£1=$2.75”.

A V Lawless

Secretary

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RIO TINTO PLC

RESOLUTIONS
(passed on 14 April 2005)

At the forty-third Annual General Meeting of the Company duly convened and held on 14 April 2005 at The Queen Elizabeth II Conference Centre, Broad Sanctuary, London SW1, the following resolutions were duly passed as Special Resolutions:

Resolution 2

That the authority and power conferred on the directors in relation to rights issues and in relation to the Section 89 Amount by paragraph (B) of Article 9 of the Company’s articles of association be renewed for the period ending on the date of the annual general meeting in 2006 or on 13 April 2006, whichever is the later, and for such period the Section 89 Amount shall be £6.90 million.

Resolution 3

(a)	That Rio Tinto plc, Rio Tinto Limited and any subsidiaries of Rio Tinto Limited be and are hereby authorised to purchase ordinary shares of 10p each issued by Rio Tinto plc (“RTP Ordinary Shares”), such purchases to be made, in the case of Rio Tinto plc, by way of market purchase (within the meaning of Section 163 of the Companies Act 1985), provided that this authority shall be limited
(i)	so as to expire on 13 October 2006;
(ii)	so that the number of RTP Ordinary Shares which may be purchased pursuant to this authority shall not exceed 106.8 million RTP Ordinary Shares (representing approximately ten per cent of the issued share capital of the Company as at 14 February 2005);
(iii)	so that the maximum price payable for each such RTP Ordinary Share shall be not more than five per cent above the average of the middle market quotations for RTP Ordinary Shares as derived from the London Stock Exchange Daily Official List during the period of five business days immediately prior to such purchase; and
(iv)	so that the minimum price payable for each such RTP Ordinary Share shall be 10p;
(b)	That Rio Tinto plc be and is hereby authorised to purchase off-market from Rio Tinto Limited and any of its subsidiaries any RTP Ordinary Shares acquired under the authority set out under (a) above on the terms set out in the proposed agreement between Rio Tinto plc and Rio Tinto Limited (a draft of which has been produced to the meeting and is for the purpose of identification marked ‘A’ and initialled by the chairman), such authorisation to expire on 13 October 2006 and such proposed agreement be hereby approved for the purpose of Section 165 of the Companies Act 1985.

A V Lawless
Secretary

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RIO TINTO PLC

RESOLUTIONS
(passed on 14 April 2005)

The following resolutions proposed at the forty-third Annual General Meeting of the Company duly convened and held on 14 April 2005 at the Queen Elizabeth II Conference Centre, Broad Sanctuary, London SW1 were duly passed as Special Resolutions on that day by Rio Tinto plc shareholders and became effective on 29 April 2005 following the Annual General Meeting of Rio Tinto Limited held on that date:

Resolution 4

That, subject to the consent in writing of the holder of the Special Voting Share, approval is hereby given to buy-backs by Rio Tinto Limited of fully paid ordinary shares in Rio Tinto Limited (“RTL Ordinary Shares”) in the 12 month period following this approval:

(a)	under one or more off-market buy-back tender schemes in accordance with the terms described in the Explanatory notes which accompany this Notice (“the Buy-Back Tenders”), but only to the extent that the number of RTL Ordinary Shares bought back under the Buy-Back Tenders, together with the number of RTL Ordinary Shares bought back on-market by Rio Tinto Limited, does not exceed in that 12 month period ten per cent of the minimum number of RTL Ordinary Shares on issue (excluding from the calculation of that minimum number for all purposes those RTL Ordinary Shares held by or on behalf of Tinto Holdings Australia Pty Limited (“THA”) or any other subsidiary of Rio Tinto plc during such period; and
(b)	following any Buy-Back Tender, from THA upon the terms and subject to the conditions set out in the draft buy-back agreement between Rio Tinto Limited and THA (entitled ‘THA Matching Buy-Back Agreement’), a draft copy of which has been produced to the meeting and for the purposed of identification, market ‘B’ and initialled by the Chairman.

Resolution 5

That, subject to the consent in writing of the holder of the Special Voting Share and subject to the passing of resolution 6, Article 33(A)(iii) of the Company’s articles of association and Rule 7(a)(iii) of Rio Tinto Limited’s constitution each be amended by adding after the words “of its own ordinary shares”, the following:

“(except for such a purchase at, around or below prevailing market prices for those shares where the purchase occurs in accordance with Applicable Regulation).”

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RIO TINTO PLC

Resolution 6

That, subject to the consent in writing of the holder of the Special Voting Share and subject to the passing of resolution 5, approval is hereby given for the following amendments to the DLC Merger Sharing Agreement dated 21 December 1995 (the “Sharing Agreement”) between the Company and Rio Tinto Limited:

(a)	adding the following words to the end of Clause 5.1.2 (b) of the Sharing Agreement:
“(except for such a purchase at, around or below prevailing market prices for those shares where the purchase occurs in accordance with Applicable Regulation)”; and
(b)	amending paragraph 3 of Schedule 1 of the Sharing Agreement by deleting the words “at or around prevailing market prices” and inserting in their place the words “at, around or below prevailing market prices for the shares being purchased”.

A V Lawless
Secretary

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RIO TINTO PLC

RESOLUTIONS
(passed on 13 April 2007)

At the forty-fifth Annual General Meeting of the Company duly convened and held on 13 April 2007 at The Queen Elizabeth II Conference Centre, Broad Sanctuary, London SW!, the following resolutions were duly passed as Special Resolutions and became effective on 27 April 2007 following the Annual General Meeting of Rio Tinto Limited held on that date:

Resolution 2

That the authority and power conferred on the directors in relation to rights issues and in relation to the Section 89 Amount by paragraph (B) of Article 9 of the Company’s articles of association be renewed for the period ending on the later of 12 April 2008 and the date of the annual general meting in 2008, being no later than 15 months from the date of this resolution, and for such period the Section 89 Amount shall be £6,514,000.

Resolution 3

(a)	That Rio Tinto plc, Rio Tinto Limited and any subsidiaries of Rio Tinto Limited be and are hereby authorised to purchase ordinary shares of 10p each issued by Rio Tinto plc (“RTP Ordinary Shares”), such purchases to be made, in the case of Rio Tinto plc, by way of market purchase (within the meaning of Section 163 of the Companies Act 1985), provided that this authority shall be limited:
(i)	so as to expire on the later of 12 April 2008 and the date of the annual general meeting in 2008, being not later than 15 months from date of this resolution, unless such authority is renewed prior to that time (except in relation to the purchase of RTP Ordinary Shares, the contract for which was concluded before the expiry of such authority and which might be executed wholly or partly after such expiry);
(ii)	so that the number of RTP Ordinary Shares which may be purchased pursuant to this authority shall not exceed 101,700,000 RTP Ordinary Shares (representing approximately ten per cent of the issued, publicly held, ordinary share capital of the Company as at 9 February 2007);
(iii)	so that the maximum price payable for each such RTP Ordinary Share shall be not more than five per cent above the average of the middle market quotations for RTP Ordinary Shares as derived from The London Stock Exchange Daily Official List during the period of five business days immediately prior to such purchase; and
(iv)	so that the minimum price payable for each such RTP Ordinary Share shall be 10p:
(b)	That Rio Tinto plc be and is hereby authorised for the purpose of Section 164 of the Companies Act 1985 to purchase off-market from Rio Tinto Limited and any

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RIO TINTO PLC

of its subsidiaries any RTP Ordinary Shares acquired under the authority set out under (a) above pursuant to one or more contracts between Rio Tinto plc and Rio Tinto Limited on the terms of the form of contract (a draft of which has been produced to the meeting and is for the purpose of identification marked ‘A’ and initialled by the chairman) (each, a “Contract”) and such Contracts be hereby approved, provided that:
(i)	such authorisation shall expire on the later of 12 April 2008 and the date of the annual general meeting in 2008, being no later than 15 months from date of this resolution:
(ii)	the maximum total number of RTP Ordinary Shares to be purchased pursuant to Contracts shall be 101,700,000 RTP Ordinary Shares; and
(iii)	the purchase price for RTP Ordinary Shares pursuant to a Contract shall be an aggregate price equal to the average of the middle market quotations for RTP Ordinary Shares as derived from the London Stock Exchange Daily Official List during the period of five business days immediately prior to such purchase multiplied by the number of RTP Ordinary Shares the subject of the Contract or such lower aggregate price as may be agreed between the Company and Rio Tinto Limited, being not less than one penny.

Resolution 4

That, subject to the consent in writing of the holder of the Special Voting Share, Article 64 of the Company’s articles of association be deleted in its entirety and Article 64 as set out in the document which has been produced to the meeting (and is for the purpose of identification marked ‘B’ and initialled by the chairman) be substituted therefore and Rule 143 of Rio Tinto Limited’s constitution be deleted in its entirety and Rule 145 as set out in the document which has been produced to the meeting (and is for the purpose of identification marked ‘C’ and initialled by the chairman) be substituted therefore.

A V Lawless
Secretary

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MEMORANDUM OF ASSOCIATION

OF THE RTZ CORPORATION PLC

(Reprinted to reflect amendments up to 13 April 2007)

(1)      The name of the Company is “THE RTZ CORPORATION PLC”.1

(2)      The Company is to be a public company.

(3)      The Registered Office of the Company will be situated in England.

(4)      The objects for which the Company is established are:-

(A)      To enter into, operate and carry into effect an Agreement with CRA Limited (“CRA2”) known as the DLC Merger Sharing Agreement and a Deed known as the Rio Tinto Deed Poll Guarantee with full power to:

(i)      agree any amendment or termination of all or any of the terms of that Agreement or Deed in accordance with the terms thereof;

(ii)      enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with CRA2; and

(iii)      do all such things as in the opinion of the Directors of the Company are necessary or desirable for the furtherance of this object or for the furtherance, maintenance or development of the relationship with CRA2 constituted by or arising out of any agreement or arrangement mentioned in or made in accordance with this sub-clause.

(B)      To carry on business as an investment holding company.

(C)      To subscribe for, underwrite, purchase or otherwise acquire shares, stock, debentures, debenture stock, bonds, obligations or other securities or investments of any kind whatsoever and wheresoever created or issued, and to hold the same with a view to investment, or to sell, exchange or otherwise dispose of the same for reinvestment purposes or otherwise in the ordinary course of management of the Company’s investments.

(D)      To purchase or otherwise acquire for any estate or interest any property or assets which may appear to be necessary or convenient.

(E)      To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon the undertaking and all or any of the property and assets (present and future) and the uncalled Capital of the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(F)      To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments.

(G)      To amalgamate with and to co-operate in any way with or assist or subsidise any company, firm, or person, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, body or company carrying on any business which this Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

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(H)      To promote or concur in the promotion of any company, the promotion of which shall be considered desirable.

(I)      To lend money to and guarantee or give security for the performance of the contracts or obligations of any company, firm or person, and the payment and repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(J)      To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company whether fully or partly paid up.

(K)      To procure the registration of the Company in or under the laws of any place outside England.

(L)      To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

(M)      To grant pensions or gratuities to any employees or ex-employees and to officers and ex-officers (including Directors and ex-Directors) of the Company or its predecessors in business, or the relations, connections or dependants of any such persons, and to establish or support schemes, associations, institutions, clubs, funds and trusts which may be considered calculated to benefit any such persons (with or without others) or otherwise advance the interests of the Company or of its members, and to establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees, and to lend money to the Company’s employees to enable them to purchase shares of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them.

(MM)	(i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund; and

(ii) To such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability. For the purposes of this clause “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1989.

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(N)      To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(O)      To do all or any of the things as may be considered to be incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company.

(5)      The liability of the members is limited.

(6)      The Share Capital of the Company is £1003, divided into 200 shares of 10s (50p) each.

Notes:-

1:	By Special Resolution passed on 21st May, 1997, the name of the Company was changed from “The RTZ Corporation PLC” to “Rio Tinto plc”.

2:	By Special Resolution passed on 21st May, 1997, the name of CRA Limited was changed to Rio Tinto Limited.

3:	(i) By Special Resolution passed on 2nd July, 1962, the authorised share capital was increased from £100 to £50,000,000 divided into 7,732,967 4 per cent. ‘A’ Cumulative Preference Shares of £1 each, 3,143,750 5 per cent. ‘B’ Cumulative Preference Shares of £1 each and 78,246,566 Ordinary Shares of 10s (50p) each.

(ii) By Ordinary Resolution passed on 15th May, 1965, the authorised share capital was increased from £50,000,000 to £60,000,000 by the creation of 20,000,000 additional Ordinary Shares of 10s (50p) each.

(iii) By Ordinary Resolution passed on 16th May, 1968, the authorised share capital was increased from £60,000,000 to £70,000,000 by the creation of 20,000,000 additional Ordinary Shares of 10s (50p) each.

(iv) By Ordinary Resolutions passed on 20th May, 1970, each of the 118,246,566 Ordinary Shares of 10s (50p) (whether issued or unissued) was sub-divided into two Ordinary Shares of 5s (25p) each and the authorised share capital was increased from £70,000,000 to £75,000,000 by the creation of an additional 20,000,000 Ordinary Shares of 5s (25p) each.

(v) By Special Resolution passed on 16th May, 1973, the 4 per cent. ‘A’ Cumulative Preference Shares of £1 each were re-designated as 3.325 per cent. ‘A’ Cumulative Preference Shares of £1 each and the 5 per cent. ‘B’ Cumulative Preference Shares of £1 each were re-designated as 3.5 per cent. ‘B’ Cumulative Preference Shares of £1 each.

(vi) By Special Resolution passed on 17th October, 1973, each of the unissued Ordinary Shares of 25p each of the Company became Unclassified Shares of 25p each available for issue as either Ordinary Shares or Accumulating Ordinary Shares.

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(vii) By Ordinary Resolution passed on 21st May, 1975, the authorised share capital was increased from £75,000,000 to £90,000,000 by the creation of 60,000,000 Unclassified Shares of 25p each.

(viii) By Ordinary Resolution passed on 27th May, 1981, the authorised share capital was increased from £90,000,000 to £100,000,000 by the creation of 40,000,000 Unclassified Shares of 25p each.

(ix) By Ordinary Resolution passed on 26th May, 1983, the authorised share capital was increased from £100 million to £110 million by the creation of 40 million Unclassified Shares of 25p each.

(x) By Ordinary Resolution passed on 24th May, 1984, the authorised share capital was increased from £110 million to £125 million by the creation of 60 million Unclassified Shares of 25p each.

(xi) By Ordinary Resolution passed on 4th June, 1987, the authorised share capital was increased from £125 million to £130 million by the creation of 20 million Unclassified Shares of 25p each.

(xii) By Special Resolution passed on 22nd October, 1987, each of the Ordinary Shares and Accumulating Ordinary Shares of 25p each was sub-divided into five Ordinary (or, as the case might be, Accumulating Ordinary) Shares of 5p each and every two of the resulting Ordinary Shares or Accumulating Ordinary Shares of 5p each were consolidated into one Ordinary Share or Accumulating Ordinary Share of 10p, and the Unclassified Shares in the unissued capital were similarly sub-divided and consolidated.

(xiii) By Resolution of the Directors passed on 2nd June, 1988, the whole of the Accumulating Ordinary Shares (being less than 5 per cent. of the number of Ordinary Shares in issue) were converted into Ordinary Shares with effect from 1st July, 1988.

(xiv) By Ordinary Resolution, passed on 15th June, 1989, the authorised share capital was increased from £130 million to £142 million by the creation of 120 million Ordinary Shares.

(xv) By Ordinary Resolution passed on 10th May, 1995, the authorised share capital was increased from £142 million to £153 million by the creation of 110 million Ordinary Shares.

(xvi) By Special Resolution passed on 20th December, 1995 the authorised share capital was increased from £153 million to £153,000,000.20 by the creation of one Equalisation Share of 10p and one Special Voting Share of 10p.

(xvii) By Special Resolution passed on 12th May, 1999 and confirmed by the High Court on 23rd June, 1999 the authorised share capital was reduced from £153,000,000.20 to £142,123,283.20 by the cancellation and extinguishing of all the 7,732,967 3.325 per cent ‘A’ Cumulative Preference Shares and all the 3,143,750 3.5 per cent ‘B’ Cumulative Preference Shares.

(xviii) The capital of Rio Tinto plc was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 23rd June 1999 reduced from £153,000,000.20 divided into 7,732,967 3.325 per cent ‘A’ Cumulative Preference Shares of £1 each, 3,143,750 3.5 per cent ‘B’ Cumulative Preference Shares of £1 each, one Special Voting Share of 10p, one Equalisation Share of 10p and 1,421,232,830 Ordinary Shares of 10p each to £142,123,283.20 divided into one Special Voting Share of 10p, One Equalisation Share of 10p and 1,421,232,830 Ordinary Shares of 10p each. At the date of registration of this Minute the said Special Voting Share and 1,060,962,100 of the said Ordinary Shares have been issued and are deemed to be fully paid up and the Equalisation Share and the remainder of the Ordinary Shares are unissued.

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(xix) By Ordinary Resolution passed on 11 April, 2002 the authorised share capital was increased from £142,123,283.20 to £142,123,283.30 by the creation of one DLC Dividend Share of 10p.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of Shares taken by each Subscriber

John W. Mayo,	One
Barrington House, 59/67 Gresham Street, London EC2 Solicitor

C. Hilary Scott,	One
18 Austin Friars, London EC2 Solicitor

Total Shares taken . . .	Two

Dated the 22nd day of March, 1962.

Witness to the above Signatures:

F. E. Farres,

Barrington House, 59/67 Gresham Street, London EC2

Clerk

The Companies Act 1985

ARTICLES OF ASSOCIATION

OF Rio Tinto plc

(Adopted by Special Resolution passed on 11th April 2002 and amended on 14 April 2005 and 13 April 2007)

PRELIMINARY

1	The regulations in Table A in The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company.
2	In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:-

“Act”	means the Companies Act 1985;
“Aggregate Publicly-held Ordinary Shares”	means all of the Publicly-held Rio Tinto Ordinary Shares and all of the Publicly-held RTL Ordinary Shares from time to time;
“Alternate Director”	means a person appointed from time to time as an Alternate Director in accordance with these Articles;
“Applicable”	means, in the case of RTL, applicable Australian law and regulations (including listing rules) and, in the case of the Company, applicable English laws and regulations (including listing rules and guidelines with which companies listed on the London Stock Exchange customarily comply), in each case for the time being in force and taking account of all waivers or variations from time to time applicable (in particular situations or generally) to RTL or, as the case may be, the Company;
“Articles”	means these Articles of Association as from time to time altered;
“Auditor”	means the auditor or auditors appointed by the Company from time to time;
“Australian dollars”	means the lawful currency from time to time of Australia;
“Australian Stock Exchange”	means the Australian Stock Exchange Limited (ACN 008 624 691) or any successor to that body;
“Board of RTL”	means the board of directors of RTL (or a duly appointed committee of that board) from time to time;

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“Business Day”	means a day on which banks are ordinarily open for business in both London and Melbourne, excluding Saturdays and Sundays;
“Class Rights Action”	means, in relation to the Company or RTL, any of the actions listed in Article 33(A);
“Companies Act Subsidiary”	has the meaning ascribed to the term “subsidiary” in Section 736 of the Companies Act 1985 (as in force at the date of adoption of these Articles) and when used in relation to a company means any subsidiary of that company from time to time;
“Corporations Act”	means the Corporations Act 2001 (Cth) of Australia;
“Corporations Act Subsidiary”	has the meaning given to “subsidiary” in Section 9 of the Corporations Act as at the date of the Sharing Agreement and when used in relation to a body corporate means any subsidiary of that body corporate from time to time;
“Corporations Law”	means the Corporations Law as at the date of the Sharing Agreement as defined by Section 13(2) of the Corporations (Victoria) Act 1990 of Victoria, Australia as at that date and includes a reference to the Corporations Regulations referred to in that section as at that date;
“Deed Poll Guarantee”	means the deed executed by the Company for the benefit of certain present and future creditors of RTL as amended from time to time;
“Director”	means a person appointed or elected from time to time to the office of Director of the Company in accordance with these Articles and includes any Alternate Director duly acting as a Director;
“DLC Dividend Share”	means the dividend share of 10p in the Company, issued in accordance with Article 8A, until it is cancelled, redeemed or otherwise ceases to exist or until it converts to an Ordinary Share in accordance with these Articles;
“Equalisation Fraction”	means the Equalisation Ratio expressed as a fraction with the numerator being the number relating to the RTL Ordinary Shares and the denominator being the number relating to the Ordinary Shares;
“Equalisation Ratio”	means the ratio of the dividend, capital and voting rights per RTL Ordinary Share to the dividend, capital and voting rights per Ordinary Share as set out in the Sharing Agreement and as adjusted from time to time in accordance with the Sharing Agreement;
“Equalisation Share”	means the equalisation share of 10p in the Company;

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“Excluded RTL Holder”	means any person who is a Relevant Person (other than a Permitted Person) both as defined in the RTL Constitution on whom a notice has been served by the Directors of RTL pursuant to Rule 145D of the RTL Constitution which has not been complied with to the satisfaction of the RTL directors or withdrawn;
“in writing”	means written or produced by any substitute for writing or partly one and partly another and shall include, except where otherwise expressly specified in these Articles or the context otherwise requires, and subject to any limitations, conditions or restrictions contained in or the provisions of the Statutes, any representation of words in some visible form, whether in a physical document or in an electronic communication or form or otherwise howsoever;
“Joint Decision”	means in relation to a General Meeting a resolution put to the vote of the meeting on a Joint Decision Matter;
“Joint Decision Matter”	means any of the following:-
(i) the appointment or removal of a Director of the Company and/or a director of RTL;
(ii) the receipt or adoption of the annual accounts of the Company and/or RTL (if shareholders are to be asked to vote on the receipt or adoption of such accounts);
(iii) a change of name by the Company and/or RTL;
(iv) any proposed acquisition or disposal and any proposed transaction with a substantial shareholder, director or other related party which (in any case) is required under Applicable Regulation to be authorised by shareholders;
(v) the appointment or removal of the Auditors of the Company and/or the auditors of RTL;
(vi) the creation of a new class of shares (or securities convertible into, exchangeable for or granting rights to subscribe for or purchase shares of a new class) in the Company or RTL;
(vii) a change of the corporate status of or reregistration of the Company or RTL;
(viii) a matter referred to in Clause 9.2 of the Sharing Agreement; and

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(ix) any other matter which the Directors (or a duly constituted committee of the Directors) of the Company and the Board of RTL agree (generally or in a particular case) should be decided upon by Joint Decision;
“Limiting Restriction”	refers to the limit (if any) on offers for cash (otherwise than pro rata by way of rights to existing holders of Ordinary Shares or RTL Ordinary Shares) of shares or other securities existing under restrictions for the time being applicable to RTL or the Company under Applicable Regulation, and for the purpose of ascertaining the most Limiting Restriction at any time in any situation:-
(a) a restriction applicable to RTL shall be treated as also applicable to the Company (converting the restrictions, expressed in terms of a number of RTL shares, into a number of shares in the Company by application of the Equalisation Ratio), and vice versa in relation to a restriction applicable to the Company;
(b) a restriction expressed in terms of a nominal amount of the Company’s equity share capital shall be treated as if it related to the number of Ordinary Shares represented by that nominal amount and then converted into a number of RTL Ordinary Shares by application of the Equalisation Ratio and any restriction in relation to RTL shall be similarly treated;
(c) a restriction (when expressed as a number of RTL Ordinary Shares or Ordinary Shares) that, under Applicable Regulation, has been derived by application of a percentage to a number or nominal amount of RTL Ordinary Shares and/or number or nominal amount of Ordinary Shares rather than to the number of the Aggregate Publicly-held Ordinary Shares (taking into account the application of the Equalisation Ratio as described in (a) and (b) above) shall be adjusted to the number that would have been derived from the application of such percentage to the number of the Aggregate Publicly-held Ordinary Shares (after so taking into account the application of Equalisation Ratio); and

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(d) any restriction which under Applicable Regulation comes into force in relation to either RTL or the Company after the date of the Sharing Agreement which does not fall within (a), (b) or (c) above shall be applied to the Aggregate Publicly-held Ordinary Shares in the way which the Directors (or a duly constituted committee of the Directors) and the Board of RTL agree best reflects the rationale underlying paragraphs (a), (b) and (c) of this definition;
“Liquidation Exchange Rate”	means, as at any date, the closing mid-point spot Australian dollar-sterling exchange rate on the Business Day before such date (as shown in the London Edition of the Financial Times, or such other point of reference as the liquidator and the auditor (or, as the case may be, liquidator) of RTL may determine);
“London Stock Exchange”	means London Stock Exchange Ltd or any successor to that body;
“Market Value”	means, in respect of an issue of a relevant share or security, the weighted average sale price derived from the Australian Stock Exchange (in the case of RTL) and the middle market quotation derived from the London Stock Exchange Daily Official List (in the case of the Company) in each case on the dealing day immediately preceding the date on which any such issue is publicly announced except that in the case of an allotment of Ordinary Shares pursuant to Article 128 it shall mean the value of an Ordinary Share as defined in Article 128(D) and in the case of an allotment of RTL Ordinary Shares by way of dividend it shall mean the weighted average sale price of a RTL Ordinary Share derived from the Australian Stock Exchange over the five business days (being trading days on the Australian Stock Exchange) prior to the books closing date in respect of that dividend;
“Matching Offers”	means offers by way of rights either by both RTL and the Company to their respective ordinary shareholders or by RTL on its own or by the Company on its own to both the holders of Ordinary Shares and the holders of RTL Ordinary Shares which, so far as is practicable, take place contemporaneously and which the auditors of RTL have certified do not materially disadvantage a holder of a RTL Ordinary Share in comparison with a holder of an Ordinary Share and which the Auditors have certified do not materially disadvantage a holder of an Ordinary Share in comparison with a holder of a RTL Ordinary Share;

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“Month”	means calendar month;
“Office”	means the registered office of the Company for the time being;
“Operator”	means CRESTCo Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the Regulations;
“Operator-instruction”	means a properly authenticated dematerialised instruction attributable to the Operator;
“Ordinary Shares”	means the ordinary shares of 10p each in the Company from time to time;
“Paid”	means paid or credited as paid;
“participating security”	means a security title to units of which is permitted by the Operator to be transferred by means of a relevant system;
“Publicly-held RTL Ordinary Shares”	means RTL Ordinary Shares the beneficial owners of which are not members of the Rio Tinto Group;
“Publicly-held Ordinary Shares”	means, in relation to the Company, Publicly-held Rio Tinto Ordinary Shares and, in relation to RTL, Publicly-held RTL Ordinary Shares;
“Publicly-held Rio Tinto Ordinary Shares”	means Ordinary Shares the beneficial owners of which are not members of the RTL Group;
“Publicly-held Rio Tinto Voting Shares”	means Ordinary Shares the beneficial owners of which are not members of the RTL Group;
“Publicly-held Shares”	means, in relation to the Company, Publicly-held Rio Tinto Voting Shares and, in relation to RTL, Publicly-held RTL Ordinary Shares;
“relevant period”	when used in Article 33 refers to the period by reference to which any Limiting Restriction applies;
“relevant system”	means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations;
“Register”	means the register of members of the Company;
“Regulations”	means the Uncertificated Securities Regulations 2001 (SI 2001 No.2001/3755);
“Rio Tinto Entrenched Provision”	means any of the following provisions:-
(a) Clause 4(A) of the Company’s Memorandum of Association as in force at the date of adoption of these Articles;

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(b) any of the following provisions of the Company’s Articles of Association as in force at the date of adoption of these Articles:- the definitions in this Article 2 of “Aggregate Publicly-held Ordinary Shares”, “Applicable Regulation”, “Australian dollars”, “Board of RTL”, “Class Rights Action”, “Companies Act Subsidiary”, “Corporations Act, “Corporations Act Subsidiary”, “RTL”, “RTL Deed Poll Guarantee”, “RTL Entrenched Provision”, “RTL Equalisation Share”, “RTL Group”, “RTL Constitution”, “RTL Ordinary Shares”, “RTL Shareholder SVC”, “RTL Shareholder Voting Agreement”, “RTL Special Voting Share”, “Deed Poll Guarantee”, “Equalisation Fraction”, “Equalisation Ratio”, “Equalisation Share”, “Excluded RTL Holder”, “Joint Decision”, “Joint Decision Matter”, “Limiting Restriction”, “Liquidation Exchange Rate”, “Market Value”, “Matching Offers”, “Ordinary Shares”, “Publicly-held RTL Ordinary Shares”, “Publicly-held Ordinary Shares”, “Publicly-held Rio Tinto Ordinary Shares”, “Publicly-held Rio Tinto Voting Shares”, “Publicly-held Shares”, “relevant period”, “Rio Tinto Entrenched Provision”, “Rio Tinto Group”, “RTP Shareholder SVC”, “Rio Tinto Shareholder Voting Agreement”, “Sharing Agreement”, “Special Voting Share” and “sterling” and the paragraph defining procedural resolutions; the provisions of Article 3 (so far as it relates to the Special Voting Share or the Equalisation Share); Article 9(B)(iv)(a)(iii); Article 31; Article 33; Article 36(C); Article 55; Article 56(A) (so far as it relates to or affects the rights of the holder of the Special Voting Share or the requirement that polls be held on matters on which such holder is entitled to vote); Article 59; Article 60; Article 64; Article 69; the third sentence of Article 80; Article 82; Article 83; paragraph (E) and the following sentence of Article 84; Article 86(B) and the last sentence of Article 86; Article 88; Article 89(vii); the proviso in brackets in Article 90; Article 97 and Article 105;
“Rio Tinto Group”	means the Company and its Companies Act Subsidiaries and a member of the Rio Tinto Group means any of them;

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“RTL”	means Rio Tinto Limited (ACN 004 458 404), a company incorporated in Victoria, Australia with its registered office at 55 Collins Street, Melbourne, Victoria, Australia;
“RTL Constitution”	means the Constitution of RTL as amended from time to time;
“RTL Deed Poll Guarantee”	means the deed executed by RTL for the benefit of certain present and future creditors of the Company as amended from time to time;
“RTL Entrenched Provision”	has the meaning given to it in the RTL Constitution;
“RTL Equalisation Share”	means the equalisation share in RTL;
“RTL Group”	means RTL and its Corporations Act Subsidiaries;
“RTL Ordinary Shares”	means the issued ordinary shares in RTL from time to time;
“RTL Shareholder SVC”	means RTL Shareholder SVC Limited, a company incorporated in England with registered number 3115178 whose registered office is at Princes House, 95 Gresham Street, London EC2V 7LY or such other company as replaces RTL Shareholder SVC Limited pursuant to the RTL Shareholder Voting Agreement;
“RTL Shareholder Voting Agreement”	means the agreement entered into between RTL Shareholder SVC, The Law Debenture Trust Corporation p.l.c., RTL and the Company relating, inter alia, to how the Special Voting Share is to be voted, as amended from time to time;
“RTL Special Voting Share”	means the special voting share in RTL;
“RTP Shareholder SVC”	means RTP Shareholder SVC Pty Limited (ACN 070 481 908), a company incorporated in Victoria, Australia, whose registered office is at 27th Floor, 530 Collins Street, Melbourne, 3000, Victoria, Australia or such other company as replaces RTP Shareholder SVC Pty Limited pursuant to the terms of the Rio Tinto Shareholder Voting Agreement;
“RTP Shareholder Voting Agreement”	means the Agreement entered into between RTP Shareholder SVC, The Law Debenture Trust Corporation p.l.c., the Company, Rio Tinto Australian Holdings Limited and RTL relating, inter alia, to how the RTL Special Voting Share and the RTL Ordinary Shares held by Tinto Holdings Australia Pty Limited (ACN 004 327 922) or beneficially owned by any other member of the Rio Tinto Group are to be voted, as amended from time to time;

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“Seal”	means the Common Seal of the Company;
“Securities Seal”	means an official seal kept by the Company by virtue of Section 40 of the Act;
“Share Warrant”	means a warrant to bearer issued by the Company in respect of its shares;
“Sharing Agreement”	means the agreement entered into between RTL and the Company headed “DLC Merger Sharing Agreement” as amended from time to time;
“Special Voting Share”	means the special voting share of 10p in the Company;
“Statutes”	means the Act, the Regulations and every other statute for the time being in force applying to or concerning companies and affecting the Company;
“sterling”	means the lawful currency from time to time of the United Kingdom;
“Transfer Office”	means the place where the Register is situate for the time being;
“UK Listing Authority”	means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;
“United Kingdom”	means Great Britain and Northern Ireland;
“wholly owned subsidiary”	in relation to a body corporate, means a body corporate none of whose members is a person other than the first mentioned body corporate, a wholly owned subsidiary of the first mentioned body corporate or a nominee of the first mentioned body corporate or its wholly owned subsidiary; and
“Year”	means calendar year.

The expressions “debenture” and “debenture holder” shall respectively include debenture stock and debenture stockholder.
The expressions “notice”, “instrument” and “document” and similar terms shall include, except where otherwise expressly specified in these Articles, where the context requires or permits and subject to the provisions of the Statutes, any representation of words in visible form delivered or communicated electronically or by other data transmission process or otherwise howsoever; provided, however, that the Directors may require any evidence they think appropriate to satisfy themselves as to the authenticity of any notice, instrument or document delivered or communicated to them or to the Company in electronic form or by other data transmission process and no provision of these Articles requiring a physical signature or signatures shall, except where otherwise expressly specified in these Articles, apply to any such notice, instrument or document. The expression “in physical form” and similar expressions shall mean that a physical document must be used.

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The expressions “communication” and “electronic communication” shall have the same respective meanings as in the Electronic Communications Act 2000, the latter including, without limitation, e-mail, facsimile, CD-Rom, audio tape and telephone transmission and (in the case of electronic communication by the Company in accordance with Article 138A(A)) publication on a web site.
The expression “address” shall include, in relation to electronic communication, any number or address used for the purposes of such communication.
The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.
The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.
The expression “shareholders’ meeting” shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.
All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words share and shareholder shall be construed accordingly.
Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.
References to any statute or statutory provision of the United Kingdom or Australia shall unless the context otherwise requires be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).
Subject as aforesaid any words or expressions defined in the Act or the Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.
A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.
In these Articles references to an “equivalent resolution” considered by holders of Publicly-held RTL Ordinary Shares mean the resolution considered at the most nearly contemporaneous general meeting of RTL which bears a close relationship to the relevant resolution being considered at a General Meeting of the Company. For example, but without limitation, a resolution to appoint or remove an individual as a director of RTL, to appoint or remove the auditors of RTL or to receive and adopt the accounts of RTL would, if no resolution considering such matters in relation to the Company were put to the RTL general meeting, be the “equivalent resolution” to a resolution relating to the appointment or removal of the same individual as a Director of the Company, the appointment or removal of the same international firm of auditors as the Company’s Auditors or the receipt or adoption of the Company’s accounts as the case may be.

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References to procedural resolutions comprise all resolutions put to a General Meeting which were not included in the notice of such meeting but which nevertheless fall to be considered by that meeting.
References to offers by way of rights include offers which are subject to such exclusions or other arrangements as the Directors or (where relevant) the directors of RTL may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of, any recognised regulatory body or any stock exchange in, any territory.
References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security.

INCOME AND CAPITAL RIGHTS

3	(A) The share capital of the Company is £142,123,283.30 divided into one Special Voting Share of 10p, one Equalisation Share of 10p, one DLC Dividend Share of 10p and 1,421,232,830 Ordinary Shares of 10p each.
(B) The rights, as regards participation in the profits of the Company, attaching to the said Shares are as follows:-
(i) Subject to the special rights for the time being attached to shares having a preferred right to participate as regards dividends up to but not beyond a specified amount in a distribution, but in priority to the payment of dividends on all other classes of share, the Special Voting Share shall entitle its holder to a fixed dividend of 1p per annum payable annually in arrears on the 1st day of July.
(ii) Subject to the special rights for the time being attached to shares having a preferred right to participate as regards dividends up to but not beyond a specified amount in a distribution and the Special Voting Share but in priority to the payment of any dividends on all other classes of share, the Equalisation Share shall carry such dividends as are declared or paid on the Equalisation Share in accordance with Schedule 1 and 2 to the Sharing Agreement.
(iii) Subject to the special rights for the time being attached to other classes of share, the profits of the Company available for distribution and resolved to be distributed shall subject to the provisions of the Statutes be distributed by way of dividend among the holders of the Ordinary Shares and the Equalisation Share.
(C) The rights, as regards participation in the assets of the Company, attaching to the said Shares are as follows:-
Subject to the rights of shares having a preferred right to participate as regards capital up to but not beyond a specified amount in a distribution, on a return of assets on liquidation the assets of the Company remaining available for distribution among the members, after giving effect to such rights and to any provision made under Section 187 of the Insolvency Act 1986, shall be applied first in paying to the holder of the Special Voting Share the nominal amount paid up on such Share and then in paying to the holder of the Equalisation Share the nominal amount paid up thereon and then in paying any amounts standing to the credit of the holder of the Equalisation Share in any reserve set up in the books of the Company pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement and then in paying to the relevant holders of the Ordinary Shares any amounts standing to the credit of any reserve for their benefit set up in the books of the Company pursuant to paragraph 3.6.2(b) or (c) of Schedule 2 to the Sharing Agreement and any surplus remaining after application of the assets in accordance with the above shall be applied in making payments to the holder of the Equalisation Share and/or the holders of the Ordinary Shares, in accordance with their entitlements, which shall be determined as follows:-

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(a) The liquidator of the Company shall determine as at the earliest date (the “Reference Date”) on which the liquidator is able to make a final distribution to members and creditors of the Company the gross amount which would be available for distribution to the holders of Ordinary Shares on the liquidation of the Company after payment in full of any amount standing to the credit of:-
(I) the holder of the Equalisation Share in any reserve set up in the books of the Company pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement; and
(II) the holders of Ordinary Shares in any reserve set up in the books of the Company under paragraph 3.6.2(b) or 3.6.2(c) of Schedule 2 to the Sharing Agreement
and to calculate the amount thereof available for distribution to holders of Publicly-held Rio Tinto Ordinary Shares or the amount (expressed as a negative sum) of the shortfall which would need to be obtained before the holders of Publicly-held Rio Tinto Ordinary Shares would receive any payment by way of distribution (in either case the “Company’s Own Distribution Amount”), on the assumption that distribution to the Company’s creditors and members took place on the Reference Date. The liquidator of the Company shall certify the result of such calculation to RTL.
(b) Whether or not proceedings have been commenced for the liquidation of RTL, RTL shall be required under the Sharing Agreement to instruct the Relevant Officer for the time being of RTL to draw up accounts as at the Reference Date of all assets (valued as if RTL was in liquidation and those assets were to be realised by a liquidator of RTL in an orderly manner) and liabilities which would be admissible to proof if RTL were in liquidation on the Reference Date (other than the asset or liability represented by any Equalisation Payment as defined in paragraph 4.1 of Schedule 2 to the Sharing Agreement to be made in accordance with the Sharing Agreement or any payment on the RTL Equalisation Share under Rule 143(d)(v) or (vi) of the RTL Constitution) to show the gross amount which would be available for distribution to holders of RTL Ordinary Shares on the liquidation of RTL (if it were to occur on the Reference Date) after payment in full of any amount standing to the credit of
(I) the holder of the RTL Equalisation Share in any reserve set up in the books of RTL pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement; or
(II) the holders of RTL Ordinary Shares in any reserve set up in the books of RTL under paragraph 3.6.2(b) or 3.6.2(c) of Schedule 2 to the Sharing Agreement
and to calculate the amount thereof available for distribution to holders of Publicly-held RTL Ordinary Shares or the amount (expressed as a negative sum) of the shortfall which would need to be obtained before the holders of Publicly-held RTL Ordinary Shares would receive any payment by way of distribution (in either case, the “RTL Own Distribution Amount”), on the assumption that the distribution to RTL’s creditors and members on liquidation took place on the Reference Date. RTL is obliged under the Sharing Agreement to instruct the Relevant Officer of RTL to certify the result of such calculation to the Company.

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(c) The liquidator of the Company shall make, and certify to RTL, the results of the following calculation as at the Reference Date and agree such calculation with the Relevant Officer of RTL, which calculation shall be expressed in sterling, with any Australian dollar amounts being converted to sterling at the Liquidation Exchange Rate as at the Reference Date:-

(COD + RTLD) x	COS

(RTLOS x EF) + COS
where:-
COD = the Company’s Own Distribution Amount;
RTLD = the RTL Own Distribution Amount;
COS = the number of Publicly-held Rio Tinto Ordinary Shares in issue on the Reference Date;
RTLOS = the number of Publicly-held RTL Ordinary Shares in issue on the Reference Date; and
EF = the Equalisation Fraction.
The result of such calculation is referred to below as the “Adjusted Company Distribution Amount”.
(d) If the Adjusted Company Distribution Amount is equal to or more than the Company’s Own Distribution Amount, then the assets remaining available for distribution (which shall include any distribution made on the RTL Equalisation Share pursuant to Rule 143(d)(v) or (vi) of the RTL Constitution, any amounts paid by RTL under paragraph 4.1.4 of Schedule 2 to the Sharing Agreement and any amounts paid by RTL from reserves set up in the books of RTL under paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement) shall belong to and be distributed among the holders of Ordinary Shares rateably according to the numbers of Ordinary Shares held by them.
(e) If the Adjusted Company Distribution Amount is equal to or more than zero, but is less than the Company’s Own Distribution Amount, the liquidator of the Company shall pay out of the assets available for distribution an amount by way of return of capital on the Equalisation Share in priority to any amounts payable to the holders of Ordinary Shares such that (taking account of any tax payable on the making or receipt of the distribution of that amount, after allowing for any offsetting tax credits, losses or deductions) the ratio of the amount available for distribution on each Publicly-held RTL Ordinary Share:-
(I) apart from in each case any undistributed amounts resulting from the payment by RTL to a member of the Rio Tinto Group or the Company to a member of the RTL Group of any reserves under paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement or any amounts credited to any reserve in the books of the Company for the benefit of holders of Ordinary Shares or any amounts credited to any reserve in the books of RTL for the benefit of holders of RTL Ordinary Shares, in each case under paragraphs 3.6.2(b) and 3.6.2(c) of Schedule 2 to the Sharing Agreement; and

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(II) on the assumption that distribution to the Company’s members and creditors and RTL’s members and creditors took place on the Reference Date; and
(III) after taking into account the amounts available for distribution on each Publicly-held RTL Ordinary Share prior to such payment to the amount available for distribution on each Publicly-held Rio Tinto Ordinary Share (converting Australian dollar amounts to sterling by application of the Liquidation Exchange Rate as at the Reference Date) is equal to the Equalisation Ratio (and the balance of the assets of the Company available for distribution remaining after any such payment on the Equalisation Share shall belong to and be distributed among the holders of Ordinary Shares rateably according to the numbers of Ordinary Shares held by them).
(f) If the Adjusted Company Distribution Amount is zero or a negative amount and the Company’s Own Distribution Amount is a positive amount then the liquidator of the Company shall pay out of the assets available for distribution an amount by way of return of capital on the Equalisation Share in priority to any amounts payable to the holders of Ordinary Shares such that (taking account of any tax payable on the making or receipt of the distribution of that amount after allowing for any offsetting tax credits, losses or deductions) the amount available for distribution to holders of Publicly-held Ordinary Shares, on the assumption that distribution to the Company’s members and creditors took place on the Reference Date, is zero.
(g) If the Company’s Own Distribution Amount is zero or a negative amount and the RTL Own Distribution Amount is zero or a negative amount, then no distribution shall be made by the liquidator of the Company on the Equalisation Share or to holders of Ordinary Shares.
(h) In making the calculations referred to in this paragraph (ii), the Relevant Officer of RTL and the liquidator shall take into account the distributions which fall to be made on those Ordinary Shares and those RTL Ordinary Shares which are not Publicly-held Ordinary Shares it being acknowledged that for each company the per share distributions on the Publicly-held Ordinary Shares will be the same as the distributions on that company’s non-Publicly-held Ordinary Shares.
(i) In this paragraph “Relevant Officer” of RTL means the auditor of RTL or if RTL is in liquidation, the liquidator of RTL.
(j) In this paragraph “the gross amount which would be available for distribution” to shareholders means such amount ignoring any distribution on the Equalisation Share or RTL Equalisation Share or any Equalisation Payment (as defined in paragraph 4.1 of Schedule 2 to the Sharing Agreement) made in accordance with the Sharing Agreement and any tax payable on the making or receipt of the Equalisation Payment or distribution and both “the gross amount which would be available for distribution” and “the amount available for distribution” refer to such amount before deduction of any amount in respect of tax required to be deducted or withheld from the distribution to ordinary shareholders by or on behalf of the company paying or making the distribution but net of any tax payable by that company on the distribution to its ordinary shareholders.

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(k) The certificates which the liquidator of the Company and the Relevant Officer of RTL are required to produce under this paragraph (ii) and the Relevant Officer of RTL is required to produce under the Sharing Agreement (the “Certificates”) shall be in physical form and shall be produced within 6 weeks after the Reference Date and the Company shall procure that all necessary instructions are given to the liquidator to ensure that such certificates are produced within that time. The liquidator of the Company and the Relevant Officer of RTL shall then agree the calculations in such Certificates within 4 weeks of the date on which all such Certificates are produced. If the liquidator of the Company and the Relevant Officer of RTL are unable to agree to the calculations in the Certificates within such time, then the dispute shall be referred to an independent firm of accountants agreed by the liquidator of the Company with the Relevant Officer of RTL (or failing agreement within 7 days of the end of that 4 week period, appointed, on the application of either the Company or RTL, by the President for the time being of the Institute of Chartered Accountants in England). The firm so appointed shall act as experts and not as arbitrators and shall be instructed to make its determination within 4 weeks of its appointment. The costs of such firm are to be borne as such firm decides. Once the calculations in the Certificates have been agreed by the liquidator of the Company with the Relevant Officer of RTL or determined by the independent accountants, they shall be conclusive and binding.
(l) If RTL shall go into liquidation after the Company has gone into liquidation but before the liquidator has made a distribution under any of paragraphs (e), (f) or (g), then the Reference Date shall be the later of (i) the earliest date on which the liquidator of RTL is able to make a final distribution to creditors and the members of RTL, and (ii) the earliest date on which the liquidator of the Company is able to make a final distribution to creditors and members of the Company; and the Relevant Officer of RTL shall be the liquidator of RTL and not the auditor of RTL.

ALTERATION OF SHARE CAPITAL

4      Increase of share capital

The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

5      Consolidation, subdivision and cancellation

(A)	The Company may by Ordinary Resolution:-
(i)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(ii)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

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(iii)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.
(B)	Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale so far as the Statutes allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

6       Purchase of own shares

Subject to the provisions of the Statutes, and the provisions of Article 33, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) but so that if there shall be in issue any shares convertible into equity share capital of the Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:-
(a) the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares; or
(b) the purchase, or the contract, has first been approved by an Extraordinary Resolution passed at a separate meeting of the holders of such convertible shares.

7      Reduction of capital

Subject to the provisions of the Act and the provisions of Article 33, the Company may by Special Resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

SHARES

8      Rights attaching to shares on issue

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, but subject to the provisions of Article 33 any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

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8A	DLC Dividend Share
Without limiting Article 8 but notwithstanding any other provision to the contrary in these Articles, the Directors may issue a DLC Dividend Share in the capital of the Company to RTL or a wholly owned subsidiary of RTL on the following terms:
(a) the DLC Dividend Share does not confer on its holder any right:
(i) to vote or to attend or be heard at any General Meeting;
(ii) to redemption or, in a winding-up, to repayment of capital; or
(iii) subject to Article 8A(b), to participate in assets or profits of the Company; or
(iv) to receive notices of any General Meeting;
(b) the holder of the DLC Dividend Share shall not be entitled to receive a dividend on the share unless and until the following conditions have been satisfied:
(i) the Directors in their absolute discretion resolve to pay the dividend on the DLC Dividend Share;
(ii) the legal and beneficial owner of the DLC Dividend Share at the time of payment and declaration of the dividend is RTL or a wholly owned subsidiary of RTL;
(iii) in the case of the first dividend to be paid on the DLC Dividend Share, there has been at least one dividend paid on Ordinary Shares since the date of issue of the DLC Dividend Share;
(iv) in the case of subsequent dividends paid on the DLC Dividend Share, there has been at least one dividend paid on Ordinary Shares since the date of payment of the last dividend on the DLC Dividend Share; and
(v) the amount of the dividend on the DLC Dividend Share shall not exceed the prescribed percentage of the aggregate amount of the last dividend paid on Ordinary Shares.
For the purposes of this Article, the prescribed percentage shall be 100% or such lower percentage as the Board resolves at the date of issue of the DLC Dividend Share; and
(c)	upon the earlier of:
(i) the registration of a transfer of the DLC Dividend Share to a person other than RTL or a wholly owned subsidiary of RTL; and
(ii) a person other than RTL or a wholly owned subsidiary of RTL becoming the beneficial owner of the DLC Dividend Share, the DLC Dividend Share will convert to an Ordinary Share,

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and the Directors may, at their absolute discretion, issue such a DLC Dividend Share from time to time provided that, at any one time, there is only one DLC Dividend Share in the capital of the Company in issue.

9      Directors’ power to allot

(A) Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.
(B) (i)The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.
(ii) During each prescribed period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the said authority:-
(a) in connection with a rights issue; and
(b) otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 89 Amount;
as if Section 89(1) of the Act did not apply to any such allotment.
(iii) By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period.
(iv) For the purposes of this Article:-
(a) “rights issue” means an offer of securities open for acceptance for a period fixed by the Directors to (i) holders on a record date fixed by the Directors of registered Ordinary Shares in proportion to their respective holdings and (ii) (if the Directors so decide but not otherwise) holders on a record date fixed by the Directors of RTL Ordinary Shares in proportion to their respective holdings of RTL Ordinary Shares and so that the ratio of the entitlement per RTL Ordinary Share to the entitlement per Ordinary Share shall (as nearly as practicable) equal the Equalisation Ratio and (iii) other persons so entitled by virtue of the rights attaching to any other securities held by them, but subject in all such cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory;
(b) “prescribed period” means in the first instance the period from the date of the adoption of these Articles to the date of the Annual General Meeting in 2007 or to 10 April 2007, whichever is the earlier, and shall thereafter mean any period (not exceeding 5 years on any occasion) for which the authority and power conferred by sub-paragraphs (i) and (ii) above are renewed by a Special Resolution of the Company stating the Section 80 Amount and Section 89 Amount for such period;

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(c) “the Section 80 Amount” shall for the first prescribed period be £34.87 million and for any other prescribed period shall be that stated in the relevant Special Resolution or, in either case, any increased amount fixed by Resolution of the Company in General Meeting;
(d) “the Section 89 Amount” shall for the first prescribed period be £6.87 million and for any other prescribed period shall be that stated in the relevant Special Resolution; and
(e) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

10       Commissions on issue of shares

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

11      Renunciation of allotment

The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:-
(A) recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation and/or
(B) allow the rights represented thereby to be one or more participating securities in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

12      Trust etc. interests not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

SHARE CERTIFICATES

13      Issue of share certificates

Every person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of shares in certificated form shall upon the issue or transfer to him of such shares be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within five business days after lodgement of the transfer or (in the case of a transfer of partly-paid shares) within two months after lodgement of the transfer.

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14      Form of share certificate

Every share certificate shall be in physical form and shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class.

15      Joint holders

In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

16      Replacement of share certificates

(A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.
(B) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.
(C) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.
(D) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

CALLS ON SHARES

17      Power to make calls

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

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18      Liability for calls

Each member shall (subject to receiving at least 14 days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

19      Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

20      Other sums due on shares

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21      Power to differentiate between holders

The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

22       Payment of calls in advance

The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

23      Notice on failure to pay a call

(A) If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

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(B) The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

24      Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

25      Disposal of forfeited shares

A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

26      Holder to remain liable despite forfeiture

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 15 per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment but the Directors may at their absolute discretion waive payment in whole or in part.

27       Tax liabilities

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any member or in respect of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any member and whether in consequence of:-
(A) the death of such member;
(B) the non-payment of any income tax or other tax by such member;

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(C) the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member or by or out of his estate;
(D) any other act or thing;
the Company in every such case:-
(i) shall be fully indemnified by such member or his executor or administrator from all liability;
(ii) shall have a lien upon all dividends and other moneys payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such member for all moneys paid or payable by the Company in respect of the same shares or in respect of any dividends or other moneys aforesaid thereon or for or on account or in respect of such member under or in consequence of any such law together with interest at the rate of 15 per cent. per annum thereon from date of payment to date of repayment and may deduct or set off against any such dividends or other moneys payable as aforesaid any moneys paid or payable by the Company as aforesaid together with interest as aforesaid;
(iii) may recover as a debt due from such member or his executor or administrator wherever constituted any moneys paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other moneys as aforesaid then due or payable by the Company;
(iv) may if any such money is paid or payable by the Company under any such law as aforesaid refuse to register a transfer of any shares by any such member or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other moneys as aforesaid then due or payable by the Company until such excess is paid to the Company.
Nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his executor, administrator, and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

28       Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

29      Sale of shares subject to lien

(A) The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

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(B) The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender, in the case of shares held in certificated form, to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

30      Evidence of forfeiture

A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

VARIATION OF RIGHTS

31      Manner of variation of rights

(A) Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes and the provisions of Article 33, be varied or abrogated either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.
(B) To every such separate meeting all the provisions of these Articles relating to General Meetings and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting a quorum as above defined is not present, any two holders of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him.
(C) The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed two separate classes the special rights whereof are in each case to be varied.

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32	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

33      Separate approvals of Class Rights Actions

(A) The following matters shall constitute Class Rights Actions if undertaken by either the Company or RTL:-
(i) the offer to holders of its existing ordinary shares generally of shares or other securities for subscription or purchase:-
(a) by way of rights (otherwise than by Matching Offers), where the proposed offer (when aggregated with (I) any previous offers by either company of shares or other securities for cash by way of rights or otherwise but not under Matching Offers, (II) any sales other than intra Rio Tinto Group sales by a member of the Rio Tinto Group of RTL Ordinary Shares and (III) any sales, other than intra RTL Group sales, by a member of the RTL Group of Ordinary Shares, in each case in the relevant period) exceeds the then most Limiting Restriction that for the time being would be applicable were shares or other securities of the description proposed to be offered in fact offered for cash otherwise than pro rata by way of rights to existing shareholders of the relevant class either by RTL or by the Company; or
(b) otherwise than by way of rights, at below Market Value;
(ii) the reduction or redemption of the company’s ordinary share capital by way of a capital repayment to holders of its ordinary shares or a cancellation of unpaid ordinary share capital;
(iii) the purchase by the company of its own ordinary shares (except for such a purchase at, around or below prevailing market prices for those shares where the purchase occurs in accordance with Applicable Regulation);
(iv) the voluntary liquidation of the company;
(v) an adjustment to the Equalisation Ratio otherwise than in accordance with paragraph 5 of Schedule 2 to the Sharing Agreement;
(vi) the amendment to the terms of, or termination of, the Sharing Agreement, the Rio Tinto Shareholder Voting Agreement or the RTL Shareholder Voting Agreement other than, in the case of the RTL Shareholder Voting Agreement or the Rio Tinto Shareholder Voting Agreement, an amendment to conform such agreement with the terms of the Sharing Agreement or, in any case, by way of formal or technical amendment which is not materially prejudicial to the interests of the shareholders of either company or is necessary to correct any inconsistency or manifest error or is by way of an amendment agreed between the companies pursuant to Clause 17.6 of the Sharing Agreement or the equivalent provisions of any other such document;

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(vii) any amendment to, or removal of, or the alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of), any Rio Tinto Entrenched Provision;
(viii) any amendment to, or removal of, or alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of), any RTL Entrenched Provision; and
(ix) the doing of anything which the Directors of the Company (or a duly constituted committee of the Directors) and the Board of RTL agree (either in a particular case or generally) should be treated as a Class Rights Action.
(B) Any Class Rights Action by the Company (apart from those specified in sub-paragraph (vii) of paragraph (A) of this Article) shall be deemed to be a variation of the rights of the Special Voting Share and shall accordingly be effective only with the consent in writing of the holder of the Special Voting Share and without such consent shall not be done or caused or permitted to be done.
(C) Any Class Rights Action of a type specified in sub-paragraph (vii) of paragraph (A) of this Article shall be effective only with the approval of a Special Resolution on which the holder of the Special Voting Share shall be entitled, and bound, to vote in accordance with Article 60(B)(i) and the RTL Shareholder Voting Agreement. Any other Class Rights Action by the Company shall (in addition to the consent required under paragraph (B)) be effective only with such approval of the shareholders of the Company (apart from the holder of the Special Voting Share) as is required by Applicable Regulation and the Sharing Agreement.

TRANSFER OF SHARES

34      Form of transfer

(A) All transfers of shares, which are in certificated form may be effected by transfer in writing (which must be in physical form) in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.
(B) All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

35      Balance certificate

Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.

36      Right to refuse registration

(A) The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless it is in respect of only one class of share and is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

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(B) The Directors may, in the case of securities in certificated form in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the Official List maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly. If the Directors refuse to register a transfer they shall within two months after the date on which:
(i) the instrument of transfer was lodged (in the case of shares held in certificated form); or
(ii) the Operator-instruction was received by the Company (in the case of shares held in uncertificated form), send to the transferee notice of the refusal.
(C) The Directors shall decline to register any transfer of the Special Voting Share unless the transfer is to a new RTL Shareholder SVC in accordance with the RTL Shareholder Voting Agreement. The Directors shall decline to register any transfer of the Equalisation Share unless the transfer is to a member of the RTL Group or a trustee for the benefit of a member or members of the RTL Group.

37      Retention of transfers

All instruments of transfer which are registered may be retained by the Company.

38      No fee on registration

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

39      Closure of Register

The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Directors may from time to time determine and either generally or in respect of any class of shares, except that, in respect of any shares which are participating Securities, the Register of Members shall not be closed without the consent of the Operator.

40      Branch Register

Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

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TRANSMISSION OF SHARES

41      Persons entitled on death

In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

42      Election by persons entitled by transmission

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

43      Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he shall have been registered as a member in respect of the share.

SHARE WARRANTS

44	If the Company is required to issue any Share Warrants pursuant to the 1962 Scheme, the Directors shall, from time to time, determine the terms and conditions upon which such Share Warrants shall be issued. For the purposes of this Article, the “1962 Scheme” means the scheme of arrangement entered into by The Consolidated Zinc Corporation Limited and the Rio Tinto Company Limited in 1962 in conjunction with the merger of the two companies.

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UNTRACED SHAREHOLDERS

45	(A)The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:-
(i) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed; and
(ii) the Company shall on expiry of such period of 12 years have inserted advertisements in both a national newspaper and in a newspaper circulating in the area in which the last known postal address of the member or the address at which service of notices may be effected under these Articles is located giving notice of its intention to sell the said shares; and
(iii) during the period of three months following the publication of such advertisements the Company shall have received no communication from or on behalf of such member or person.
(B) To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

GENERAL MEETINGS

46	Annual and Extraordinary General Meetings
An Annual General Meeting shall be held once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

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47       Convening and Location of General Meetings

(A) The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.
(B) In the case of any General Meeting the Directors or the chairman of the meeting may, notwithstanding the notice specifying the place of the meeting or adjourned meeting (the “principal place”), make arrangements for simultaneous attendance at and participation in (including by way of video link) the meeting or adjourned meeting at that or any other place by persons entitled to attend the meeting, provided that persons attending at any particular place shall be able to see and hear, and be seen and heard by, persons attending at the other place or places at which the meeting is convened.
(C) The Directors may, from time to time, make such arrangements for the purpose of ensuring that the level of attendance at any place at which any General Meeting takes place is consistent with the orderly conduct of the meeting as they shall, in their absolute discretion, consider appropriate, and may from time to time vary any such arrangements or make any new arrangements in place of them, provided that the entitlement of a member to attend a meeting or adjourned meeting shall be satisfied by his being given the entitlement to attend at such place (fulfilling the conditions specified in paragraph (B) of this Article) as may be specified by the Directors for the purposes of this Article.
(D) For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

NOTICE OF GENERAL MEETINGS

48      Length of notice for General Meetings

An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by 21 days’ notice in writing at the least and any other Extraordinary General Meeting by 14 days’ notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice and provided also that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-
(A) in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

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(B) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

49      Contents of notice of General Meetings

(A) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.
(B) The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.
(C) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.
(D) For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

50      Chairman

The Chairman of the Directors, failing whom a Deputy Chairman, shall preside as chairman at a General Meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director is present or if all the Directors present decline to take the chair, the members present and entitled to vote shall choose one of their number) to be chairman of the meeting.

51      Quorum

No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person and entitled to vote shall be a quorum for all purposes.

52      Lack of quorum

If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine, and if at such adjourned meeting a quorum is not present within five minutes from the time appointed for holding the meeting, the members present in person or by proxy shall be a quorum.

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53      Conduct of meetings

The chairman shall take such action as he thinks fit to promote the orderly conduct of the business of any General Meeting as laid down in the notice of the meeting and the chairman’s decision, made in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination, acting in good faith, as to whether any matter is of such a nature.

54      Adjournment and notice of adjourned meeting

(A) The chairman may at any time without the consent of the meeting adjourn any General Meeting at which a quorum is present either sine die or to another time or place where it appears to him that (a) the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, or (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business, or (c) an adjournment is desirable in view of the timing of a general meeting or adjourned general meeting of RTL, or (d) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman may at any time with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time and place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Directors. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.
(B) When a meeting is adjourned for 30 days or more or sine die, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.
(C) Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

55      Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in the ruling. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error or an amendment to conform such resolution to a resolution duly proposed at the nearly contemporaneous meeting of RTL) may be considered or voted upon unless written notice (which must be in physical form) of such proposed amendment is given to the Office at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of any such notice) the chairman of the meeting in his absolute discretion rules that the amendment shall be considered.

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POLLS

56      Demand for poll

(A) Subject to paragraph (B) of this Article, at any General Meeting a resolution put to the vote of the meeting on which the holder of the Special Voting Share is entitled to vote (other than a resolution of a procedural nature) shall be decided on a poll (although the Chairman may first put the resolution to a show of hands) and any other resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by:-
(i) the chairman of the meeting;
(ii) not less than five members present in person or by proxy and entitled to vote;
(iii) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting;
(iv) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or
(v) the holder of the Special Voting Share.
(B) On a question of adjournment, a poll may only be demanded by the chairman of the meeting.
(C) A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting. If a demand for a poll is so withdrawn:-
(i) before the result of a show of hands is declared, the meeting shall continue as if the demand has not been made; or
(ii) after the result of a show of hands is declared, the demand shall not be taken to have invalidated the result of that show of hands.

57      Procedure on a poll

A poll shall be taken in such manner (including the use of ballot or electronic voting or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

58      Voting on a poll

On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

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59	Timing of poll
A poll validly demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll validly demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. A poll on a resolution on which the holder of the Special Voting Share is entitled to vote shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct and shall remain open for so long as the chairman may determine. Any poll may as the chairman shall direct close at different times for different classes of shareholder. No notice need be given of a poll not taken immediately. The demand for a poll or requirement that a poll be taken shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded, or is required.

VOTES OF MEMBERS

60      Votes attaching to shares

(A) Subject to the provisions of these Articles with regard to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares and to Article 49(D), on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every Ordinary Share of which he is the holder and the Specified Number (as defined in paragraph (B) below) of votes for the Special Voting Share of which he is the holder. The Equalisation Share shall not entitle its holder to attend or vote at any General Meeting.
(B) The holder of the Special Voting Share shall be entitled to attend at any General Meeting and, subject to the provisions below, to cast on a poll the Specified Number of votes some of which may be cast for and others against any resolution in such numbers as the holder may determine. The Specified Number of votes in relation to a resolution of the Company on a Joint Decision shall be the total number of votes attaching to Publicly-held RTL Ordinary Shares (excluding any Publicly-held RTL Ordinary Shares which to the Directors’ knowledge are held by or on behalf of an Excluded RTL Holder or by or on behalf of a member on whom a notice has been served pursuant to Article 64(E) or on whom a direction notice under Article 63 has been served which in either case has not been complied with to the satisfaction of the Directors or withdrawn) which were cast on the poll on the equivalent resolution at the nearly contemporaneous general meeting of RTL multiplied by the Equalisation Fraction. The Specified Number of votes which may be cast in relation to a resolution of the Company which is not a Joint Decision shall be zero except that (i) on any resolution to approve a Class Rights Action by the Company falling within Article 33(A)(vii) and on any resolution to amend, remove or alter the effect of any provision of the Company’s Memorandum of Association or these Articles which the Directors (or a duly constituted committee of the Directors) and the Board of RTL agree should be treated as a Class Rights Action, the Specified Number of votes shall be equal to 34 per cent., rounded up to the next higher whole number, of the aggregate number of votes attaching to all other classes of issued shares in the Company which could be cast on such resolution and such votes may only be cast by the holder of the Special Voting Share against such resolution and (ii) on any procedural resolution in relation to the Company put to a General Meeting at which a Joint Decision Matter is to be considered the Specified Number of votes which may be cast shall be the maximum number of votes attached to all Publicly-held RTL Ordinary Shares (excluding any Publicly-held RTL Ordinary Shares which to the Directors’ knowledge are held by or on behalf of an Excluded RTL Holder or by or on behalf of a member on whom a notice has been served pursuant to Article 64(E) or on whom a direction notice under Article 63 has been served which in either case has not been complied with to the satisfaction of the Directors or withdrawn) which were cast on any resolution on a Joint Decision Matter at the nearly contemporaneous general meeting of RTL (or, if the nearly contemporaneous general meeting of RTL has not been held and such votes counted by the beginning of the relevant General Meeting of the Company, the maximum number of such votes as are authorised to be so cast upon proxies lodged with RTL by such time as the Chairman may determine) multiplied by the Equalisation Fraction and rounded up to the nearest whole number. The Special Voting Share shall not entitle its holder to vote on any show of hands.

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61	Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

62      Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

63      Restriction on voting in particular circumstances

(A) No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders meeting or to exercise any other right conferred by membership in relation to shareholders meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.
(B) If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 212 of the Act and is in default for a period of 14 days in supplying to the Company the information thereby required, then the Directors may in their absolute discretion by notice (a “direction notice”) to such member direct that in respect of:-
(i) the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and
(ii) any other shares held by the member,
the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred other than pursuant to an approved transfer or pursuant to paragraph (C)(ii) below be entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.
(C) Where the default shares represent 0.25 per cent. or more of the issued shares of the class in question, the direction notice may also direct that:-

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(i) any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or
(ii) no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:-
(a) the member is not himself in default as regards supplying the information required; and
(b) the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.
Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.
(D) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.
(E) (i)Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).
(ii) Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph (C)(ii) above.
(F) For the purposes of this Article:-
(i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 212 and either (a) the member has named such person as being so interested or (b) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

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(ii) a transfer of shares is an approved transfer if:-
(a) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 428 of the Act); or
(b) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.
(G) The provisions of this Article are in addition and without prejudice to the provisions of the Act.

64      Change of control

(A) The purpose of this Article is to place restrictions upon any person (other than a Permitted Person as defined below) who directly or indirectly owns or controls shares in the Company or RTL or both which would otherwise enable such person to cast on a poll (directly, or indirectly through the Special Voting Share) 20 per cent. or more of the votes generally exercisable on a Joint Decision at general meetings of the Company. If the person is only entitled to or interested in shares of the Company, the restrictions only apply if that person is able to cast on a poll 30 per cent. or more of the votes generally exercisable at General Meetings (excluding any votes attaching to the Special Voting Share).
(B) In this Article:-
(i) “Accepting Shareholder” means any person who has, in respect of the whole of that person’s Interest in Ordinary Shares or Entitlement to RTL Shares, accepted or given irrevocable undertakings to accept offers made under a takeover offer which complies with the Code or under a takeover scheme or takeover announcement which complies with Chapter 6 of the Corporations Act (or both);
(ii) “Additional Interest” means any such interest as is referred to in paragraph (ix)(b) below;
(iii) “ADR Depositary” means a custodian or depositary or his nominee, approved by the Directors, under contractual arrangements with the Company by which he or that nominee holds Ordinary Shares and he or another person issues American Depositary Receipts evidencing rights in relation to those shares or a right to receive them;
(iv) “Associate” means a person who is for the time being an associate of another person for the purposes of Part 1.2 Division 2 of the Corporations Law;
(v) “concert parties” means persons for the time being acting in concert within the meaning of the Code;
(vi) “Code” means The City Code on Takeovers and Mergers as from time to time modified or replaced;

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(vii) “Entitlement” in relation to shares in RTL means the entitlement in respect of shares resulting through a person being entitled to those shares as that term is defined in Section 609 of the Corporations Law;
(viii) “Holder” is as defined in paragraph (K) below;
(ix) “Interest” in relation to shares in the Company, means:-
(a) any interest in Ordinary Shares which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes); and
(b) any interest in Ordinary Shares (an “Additional Interest”) mentioned in Section 209(1)(a), (b), (c), (d), (e), (f), (g) or (h) of the Original Act (except that of a bare trustee) or mentioned in Section 208(4)(b) of the Original Act (but on the basis that the entitlement there referred to could arise under an agreement within the meaning in Section 204(5) and (6) of that Act), and “Interested” shall be construed accordingly;
(x) the “Original Act” means the Companies Act 1985 as in force at the date of adoption of this Article and notwithstanding any repeal, modification or re-enactment thereof after that date (including for the avoidance of doubt, any amendment, replacement or repeal by regulations made by the Secretary of State pursuant to Section 210A of that Act to the definition of relevant share capital in Section 198(2) or to the provisions as to what is taken to be an interest in shares in Section 208 or as to what interests are to be disregarded in Section 209 or the percentage giving rise to a notifiable interest in Section 199(2));
(xi) “Permitted Holding” means:-
(a) any Entitlement to RTL Ordinary Shares, arising as a result of two or more persons becoming Associates, in relation to the acquisition of which an exemption or declaration under Section 655A of the Corporations Act is in force, with the effect that the acquisition of such Entitlement would not breach Section 606 of the Corporations Act;
(b) any Interest in shares in the Company or an Entitlement to RTL Ordinary Shares held solely by a person as a bare trustee or by a person who, if the incidents of that person’s Interest or Entitlement were governed by the laws of England, would in the opinion of the Directors be regarded as a bare trustee in respect of that Interest or Entitlement;
(c) any Interest of a person in shares in the Company or any Entitlement of a person to any RTL Ordinary Shares which under arrangements approved by the Directors and the directors of RTL respectively have been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public within a period not exceeding three months from the date of the relevant allotment or issue;
(d) any Interest of a person in shares in the Company or any Entitlement of a person to any RTL Ordinary Shares which the Directors are satisfied is held by virtue only of that person being entitled to exercise or control the exercise of 20 per cent. or more of the voting power at general meetings of a company which is a Permitted Person;

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(e) any Interest or Entitlement of a Permitted Person, other than RTL Shareholder SVC or RTP Shareholder SVC;
(xii) “Permitted Person” means:-
(a) any member of the Rio Tinto Group;
(b) any member of the RTL Group;
(c) RTL Shareholder SVC;
(d) RTP Shareholder SVC;
(e) an ADR Depositary, acting in his capacity as such;
(f) The Depositary Trust Company or any successor and/or its nominee acting in the capacity of a clearing agency in respect of dealings in American Depositary Receipts;
(g) a clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated as mentioned in Section 185(4) of the Original Act (a “recognised person”);
(h) a trustee (acting in that capacity) of any employees’ share scheme of the Company or of RTL;
(i) any person (an “Offeror”) who has made an offer to acquire all the outstanding RTL Ordinary Shares (other than those already owned by the Offeror) which may, if the Offeror so decides, be conditional upon an offer which has been made by the Offeror (or a subsidiary of, a parent company of, or a subsidiary of a parent company of the Offeror) on terms which satisfy each of subparagraphs (I), (II) and (III) of Rule 145(B)(x)(i) of the RTL Constitution) to acquire all the outstanding Ordinary Shares (other than those already owned by the Offeror or such subsidiary, parent company or subsidiary of a parent company) becoming unconditional and shall:-
(I) be unconditional when made or contain only such conditions as any such offer must contain pursuant to the Corporations Act;
(II) disclose the highest price paid or value of consideration given for Ordinary Shares by the Offeror or its concert parties and for RTL Ordinary Shares by the Offeror and its Associates since the beginning of the period commencing 12 months before the date on which the Offeror or any of its Associates or concert parties became a Relevant Person and include a cash offer (or an offer with a cash alternative) to acquire all the RTL Ordinary Shares (other than those already directly or indirectly owned by the Offeror) at a price per RTL Ordinary Share which (subject to paragraph (xix) below) is not less than the higher of:-
(aa) the highest price paid or value of consideration given for Ordinary Shares by the Offeror or its Associates since the beginning of the period commencing 12 months before the date on which the Offeror or any of its concert parties became a Relevant Person multiplied by the Equalisation Fraction as at the date of the offer and converted into Australian dollars. Such conversion shall be made at the closing mid-point spot Australian dollar-sterling exchange rate, on the date on which the Offeror or any of its concert parties became a Relevant Person as published in the Financial Times; and

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(bb) the highest price paid or value of consideration given for RTL Ordinary Shares by the Offeror (or its Associates) in Australian dollars (or equivalent, converted into Australian dollars by a method comparable to that set out in (aa) above) since the beginning of the period commencing 12 months before the date on which the Offeror or any of its Associates became a Relevant Person;
provided that if no such shares have been acquired by the Offeror or any of its Associates or concert parties during that period the price (subject to paragraph (xix)) shall be not less than the higher of:-
(cc) the middle market quotation derived from the London Stock Exchange Daily Official List in respect of Ordinary Shares on the dealing day preceding the date on which the offer is announced, multiplied by the Equalisation Ratio as at that day and converted into Australian dollars at the closing mid-point Australian dollar-sterling exchange rate as at such date as published in the Financial Times; and
(dd) the weighted average sale price derived from the Australian Stock Exchange in respect of RTL Ordinary Shares on the Business Day preceding the date on which the offer is announced; and
(III) comply with the provisions of the Corporations Act as if it were an offer made under the Corporations Act;
provided that if the terms of any such offer would, at the time it would be required to be made, be illegal or contravene any applicable law or regulatory requirement (including the Corporations Act) then the offer shall be on such terms as may be necessary to comply with such applicable law or regulatory requirement but otherwise shall approximate as far as is possible the requirements set out in (I) to (III) above and provided further that references to the price paid for an Ordinary Share or a RTL Ordinary Share shall be deemed to include the price paid for an interest through an American Depositary Receipt representing such a share converted into sterling or Australian dollars as appropriate at the closing mid-point exchange rate of the purchase currency and sterling or Australian dollars (as appropriate) on the date of acquisition of such interest obtained from the Financial Times (in the case of Ordinary Shares) or from the Australian Financial Review in the case of RTL Ordinary Shares;
(j) any person who (i) owns directly or indirectly Publicly-held Voting Shares in the Company which carry the right to cast more than 50 per cent. of the total votes attaching to all Publicly-held Voting Shares capable of being cast on a poll at a General Meeting and (ii) owns directly or indirectly Publicly-held RTL Ordinary Shares which carry the right to cast more than 50 per cent. of the total votes attaching to all Publicly-held RTL Ordinary Shares capable of being cast on a poll at a general meeting of RTL, and has reached that level of ownership by receiving acceptances under offers to acquire all the outstanding Ordinary Shares and RTL Ordinary Shares (other than those already owned by that person) or as a result of a scheme of arrangement approved by the High Court or as a result of a compromise or arrangement approved by the relevant court of Australia under Part 5.1 of the Corporations Act or by any combination of these;
(k) any concert party or Associate of an Offeror;

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(xiii) “Relevant Holding” means an Interest in shares in the Company or an Entitlement to RTL Ordinary Shares or both (disregarding any part of that Interest or Entitlement which is a Permitted Holding) which together would otherwise entitle their holder to cast on a poll (either directly as a member of the Company or through any votes which may be cast by the holder of the Special Voting Share to reflect votes which the holder of the Relevant Holding is entitled to cast in respect of RTL Ordinary Shares) 20 per cent. or more of the total votes attaching to all share capital of the Company of all classes on a Joint Decision (assuming that all the Publicly-held RTL Ordinary Shares including those comprised in such Entitlement were voted on the equivalent resolution at the nearly contemporaneous general meeting of RTL and counted in calculating the votes attached to the Special Voting Share on such decision) provided that if the Relevant Holding does not include any RTL Ordinary Shares, the Relevant Holding includes an Interest in shares in the Company (other than the Special Voting Share) which carry the right on a poll to cast 30 per cent. or more of the total votes attaching to all share capital of the Company of all Classes (apart from the Special Voting Share) taken as a whole and capable of being cast on a poll at a General Meeting;
(xiv) “Relevant Person” means any person (whether or not identified) who has, or who appears to the Directors to have, a Relevant Holding or who is deemed for the purposes of this Article to be a Relevant Person;
(xv) “Relevant Share Capital” means the relevant share capital (as defined in section 198(2) of the Original Act) of the Company;
(xvi) “Relevant Shares” means all the shares in which a Relevant Person or an Excluded RTL Holder has, or appears to the Directors to have, an Interest or which are deemed for the purposes of this Article to be Relevant Shares;
(xvii) “Required Disposal” means a disposal or disposals of such a number of Relevant Shares (or interests therein) as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) a Relevant Person;
(xviii) references to the Financial Times mean the London Edition, and includes, if that newspaper fails to be published or fails to publish the relevant information any other daily newspaper circulating in London nominated by the Board which does publish the relevant information and references to the Australian Financial Review include, if that newspaper ceases to be published or fails to publish the relevant information, any other daily newspaper circulating in Melbourne nominated by the Board which does publish the relevant information;
(xix) references in paragraph (xii)(i) to “price” or “value of consideration” mean such price or value:-
(a) adjusted to reflect the effect of any share consolidation or subdivision, allotment of shares, rights issue, issue of options, issue of convertible securities or reduction of capital which occurred after that price or consideration was paid or given and before the offer to acquire all the RTL Ordinary Shares referred to in that paragraph occurred; and
(b) adjusted to reflect the net amount of any dividend which had been declared or announced at the time the price or consideration was paid or given if the shares acquired were at that time trading cum-dividend and at the time of the offer the shares are trading ex-dividend or vice versa,

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and the certificate of the Auditors stating the appropriate amount of an adjustment required by (a) or (b) shall be conclusive, and, for the purposes of this Article, where the Directors resolve in good faith that they have made reasonable enquiries and that they are unable to determine:-
(c) whether or not a particular person has an Interest in any particular shares; or
(d) who is Interested in any particular shares,
the shares concerned shall be deemed to be Relevant Shares and all persons interested in them to be Relevant Persons.
(C) Subject to paragraphs (D), (K) and (L) below and without prejudice to Article 63, the provisions of Part VI of the Original Act shall apply in relation to the Company as if those provisions extended to Additional Interests and accordingly the rights and obligations arising under that Part shall apply in relation to the Company, its members and all persons Interested in Relevant Share Capital, as extended by this paragraph; but so that Additional Interests shall, when disclosed to the Company, be entered in a separate register kept by the Company for that purpose. The rights and obligations created by this paragraph in respect of Interests in shares (including, but not limited to, Additional Interests) are in addition to and separate from those arising under Part VI of the Act.
(D) Sections 210(3) to (6), 211(10), 213(3) (so far as it relates to Section 211(10)), 214(5), 215(8), 216(1) to (4), 217(7), 218(3), 219(3) and (4), 454, 455, 732 and 733 of the Original Act shall not apply in respect of Additional Interests.
(E) If, to the knowledge of the Directors, any person other than a Permitted Person is or becomes (or appears to be or to be likely to become) a Relevant Person (including, without limitation, by virtue of being deemed to be one), the Directors shall give notice to that Relevant Person (other than persons referred to in paragraph (H) below) and to any other person who appears to the Directors to have Interests in the Relevant Shares and, if different, to the registered holders of those shares. The notice shall:-
(i) set out the restrictions referred to in paragraph (F) below;
(ii) state that the addressee of the notice is required to make a Required Disposal or procure that a Required Disposal is made by a time specified in the notice being such time as the Directors shall consider most appropriate not being less than 7 days nor more than 60 days after the date on which the notice is given to the addressee (the “Specified Time”) unless by that time either:
(a)	the Relevant Person has become a Permitted Person; or
(b)	the Directors have resolved in good faith that either the person stated in the notice to be a Relevant Person is not a Relevant Person or the addressee does not have an Interest in the shares which would otherwise have to be disposed of; and

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(iii) set out such other requirements or restrictions as the Directors shall consider necessary to ensure that by the Specified Time there is no Relevant Person (other than a Permitted Person) in relation to the Relevant Shares concerned.
If the Relevant Shares are held by the ADR Depositary, the notice shall also state that:-
(a) a specified purchaser or purchasers (the “Relevant Purchaser(s)”) (excluding the ADR Depositary itself) or Holder or Holders (the “Relevant Holder(s)”), as the case may be, is or are believed or deemed to be Relevant Persons or is or are believed or deemed to be purchasers or Holders through which a Relevant Person or Relevant Persons has or have Interests in either case as specified in the notice; and
(b) the Directors believe that each Relevant Purchaser or Relevant Holder or the Relevant Person or Relevant Persons believed or deemed to have Interests through such Relevant Purchaser or Relevant Holder, as the case may be, is or are deemed to be Interested in a specific number of Relevant Shares.
The Directors may extend the period in which any such notice is required to be complied with by up to 30 days and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to them that there is no Relevant Person in relation to the shares concerned.
(F) A holder of a Relevant Share on whom a notice has been served in accordance with paragraph (E) above shall not in respect of that share be entitled, until such time as the notice has been complied with to the satisfaction of the Directors or withdrawn:-
(a) to attend or vote at any general meeting of the Company or meeting of the holders of Relevant Share Capital or of any class thereof, or to exercise any other right conferred by membership in relation to any such meeting;
(b) to receive any dividend or other money which would otherwise be payable in respect of a Relevant Share, which shall be retained by the Company without any liability to pay interest when the money is finally paid to the member; or
(c) to elect to receive shares in lieu of any dividend referred to in (b) above.
If the requirements of any notice under paragraph (E) above have not been complied with by the Specified Time (or such later time as may be permitted pursuant to that paragraph) then the Directors shall take such action as is within their power to ensure that a Required Disposal is made as soon as is reasonably practicable and, for this purpose, they shall make such arrangements as they deem appropriate including, without limitation, appointing any person on behalf of the holder or holders of the Relevant Shares to execute any documents, to take such other action as that person may deem necessary or expedient and to receive and give good discharge for the purchase price. Brokerage, stamp duty and any other costs of the transfer shall be paid out of the sale proceeds. The net proceeds of any sale under this paragraph shall be paid to the registered holder who held the Relevant Shares sold under this paragraph provided that the registered holder has delivered to the Company such documents or information as may be reasonably required by the Directors. Upon the name of the purchaser being entered in the Register in purported exercise of the powers under this paragraph, the validity of the sale by way of a Required Disposal shall not be challenged by any person. The Directors may not authorise a Required Disposal of any Ordinary Shares held by an Accepting Shareholder during a period in which offers for both Ordinary Shares and RTL Ordinary Shares remain open for acceptance.

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(G) Without prejudice to the provisions of the Original Act and subject to paragraph (B)(vii) above, the Directors may assume without enquiry that a person is not a Relevant Person unless the information contained in the registers kept by the Company under Part VI of the Act or under Part VI of the Original Act (as applied and extended by this Article), including the separate register to be kept under paragraph (C) above, appear to the Directors to indicate to the contrary or the Directors have reason to believe otherwise, in which circumstances the Directors shall make reasonable enquiries to discover whether any person is a Relevant Person.
(H) The Directors shall not be obliged to give any notice required under this Article to be given to any person if they do not know either (i) his identity or (ii) his address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under this Article shall not prevent the implementation of, or invalidate, any procedure under this Article.
(I) If any Director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, that Director shall inform the other Directors.
(J) Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any Director or by the chairman of any meeting under or pursuant to the provisions of this Article shall be final and conclusive; and anything done, by or on behalf of, or on the authority of, the Directors or any Director pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.
(K) Paragraph (C) shall not apply to an ADR Depositary when acting in that capacity. A person (a “Holder”) who has an Interest in shares of the Company evidenced by an American Depositary Receipt shall be deemed for the purposes of this Article to have an Interest in the number of shares in the Company in respect of which rights are evidenced by such Receipt and not (in the absence of any other reason why he would be so treated) in the remainder of the shares in the Company held by the ADR Depositary.
(L) Paragraph (C) of this Article shall not apply to a recognised person acting in its capacity as such. Where in that capacity Interests in shares in the Company are held by a recognised person under arrangements recognised by the Company for the purposes of this Article any person who has rights in relation to shares in the Company in which such a recognised person has an Interest shall be deemed to be Interested in the number of shares in the Company for which such a recognised person is or may become liable to account to him and any Interest which (by virtue of his being a tenant in common in relation to an Interest in shares in the Company so held by such a recognised person) he would otherwise be treated for the purposes of this Article as having in a larger number of shares in the Company shall (in the absence of any other reason why he should be so treated) be disregarded.

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(M) This Article shall apply notwithstanding any provision in any other of these Articles which is inconsistent with or contrary to it.

65       Voting by guardian

Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

66      Validity and result of vote

(A) If:-
(i) any objection shall be raised to the qualification of any voter; or
(ii) any votes have been counted which ought not to have been counted or which might have been rejected; or
(iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.
(B) Unless a poll is taken a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

PROXIES

67      Proxy need not be a member

          A proxy need not be a member of the Company.

68      Form of proxy

An instrument appointing a proxy shall be in writing in any form which the Directors have approved and which is permitted by the Statutes and:-

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(A) in the case of an individual shall be signed by the appointor or his attorney; and
(B) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.
The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged in physical form with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

69      Deposit of form of proxy

Subject to the following sentence, an instrument appointing a proxy must be left at or delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Transfer Office) not less than 48 hours (or such lesser time as the Board may decide) before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the opening of the poll at which it is to be used, and in default shall not be treated as valid. A proxy received from the holder of the Special Voting Share will be valid if it is received before the closing of the poll to which it relates. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purpose of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. When two or more valid but differing instruments of proxy are executed in respect of the same share for use at the same meeting, the one which is last executed shall be treated as replacing and revoking the others as regards that share. If the company is unable to determine which was last executed none of them shall be treated as valid in respect of that share. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

70      Rights of proxy

An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

71      Revocation of proxy

A vote cast or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made unless written notice of such death, insanity or revocation shall have been received by the Company at the Transfer Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

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CORPORATIONS ACTING BY REPRESENTATIVES

72	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any shareholders’ meeting or in relation to any poll (whether held at a meeting or otherwise). The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DIRECTORS

73      Number of Directors

Subject as hereinafter provided the Directors shall not be less than five in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or fix and from time to time vary a maximum number of Directors.

74      Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders’ meetings.

75      Directors’ fees

The ordinary remuneration of the Directors shall from time to time be determined by the Directors except that such remuneration shall not (when aggregated with any fees received by the Directors in their capacity as Directors of RTL) exceed £750,000 per annum in aggregate or such higher amount as may from time to time be determined by Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. For this purpose, Australian dollar amounts shall be converted at the rate of £1=A$2.75.

76      Other remuneration of Directors

Any Director who holds any executive office with the Company or RTL (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors of the Company or RTL, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

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77	Directors’ expenses

The Directors may repay to any Director and to any Alternate Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders’ meetings or otherwise in connection with the business of the Company.

78      Directors’ pensions and other benefits

The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

79      Appointment and powers of executive Directors

(A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.
(B) The appointment of any Director to the office of Chairman or Deputy Chairman or Chief Executive or Deputy Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.
(C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.
(D) The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

80      Alternate Directors

Each Director shall have power from time to time to appoint any person (including another Director) approved by a majority of co-Directors to act as an Alternate Director in the Director’s place, whether for a stated period or periods or until the happening of a specified event or from time to time, whenever by absence or illness or otherwise the Director is unable to attend to duties as a Director. The appointment shall be in writing and signed by the Director and a copy of the appointment shall be given by the appointing Director to the Company by forwarding or delivering it to the Office. The appointment shall take effect immediately upon receipt of the appointment at the Office and approval by a majority of co-Directors and upon his appointment by the same person as an alternate director of RTL becoming effective. The following provisions shall apply to any Alternate Director:-

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(i) the Alternate Director may be removed or suspended from office upon receipt at the Office of written notice from the Director by whom the Alternate Director was appointed to the Company;
(ii) the Alternate Director shall be entitled to receive notice of meetings of the Board and to attend and vote at the meetings if the Director by whom the Alternate Director was appointed is not present;
(iii) the Alternate Director shall be entitled to exercise all the powers (except the power to appoint an Alternate Director) and perform all the duties of a Director, in so far as the Director by whom the Alternate Director was appointed had not exercised or performed them;
(iv) the Alternate Director shall not, unless the Directors otherwise determine, (without prejudice to the right to reimbursement for expenses pursuant to Article 77) be entitled to receive any remuneration as a Director from the Company, and any remuneration (not including remuneration authorised by the Directors or reimbursement for expenses) paid to the Alternate Director by the Company shall be deducted from the remuneration of the Director by whom the Alternate Director was appointed;
(v) the office of the Alternate Director shall be vacated if the Director by whom the Alternate Director was appointed vacates office or dies;
(vi) the Alternate Director shall not be taken into account in determining the number of Directors or rotation of Directors; and
(vii) the Alternate Director shall, while acting as a Director, be responsible to the Company for the Alternate Director’s own acts and defaults and shall not be deemed to be the agent of the Director by whom the Alternate Director was appointed.

APPOINTMENT AND RETIREMENT OF DIRECTORS

81      Age limit

Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall apply to the Company.

82      Retirement by rotation

At each Annual General Meeting:

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(A)	any Director who was elected or last re-elected a Director at or before the Annual General Meeting held in the third calendar year before the current year shall retire by rotation; and
(B)	such further Directors (if any) shall retire by rotation as would bring the number retiring by rotation up to one-third of the number of Directors in office at the date of the notice of meeting (or, if their number is not a multiple of three, the number nearest to but not greater than one-third).

83	Selection of Directors to retire by rotation

The further Directors required to retire by rotation in accordance with Article 82(b) shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by the alphabetical order of their names. A retiring Director shall be eligible for re-election.

84      Re-election of retiring Director

The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-
(A) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;
(B) where such Director has given notice in writing to the Company that he is unwilling to be re-elected;
(C) where the default is due to the moving of a resolution in contravention of the next following Article;
(D) where such Director has attained any retiring age applicable to him as Director; and
(E) where such Director has not been, or is not deemed to have been, re-elected as a director of RTL.
The retirement shall not have effect until the conclusion of the meeting (which for these purposes shall be deemed to be the announcement of the result of the poll to re-elect the Director) except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

85      Election of two or more Directors

A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it, and any resolution moved in contravention of this provision shall be void.

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86	Nomination of Director for election

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless within the period referred to in Article 87 there has been lodged at the Office:-
(A) notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election; and
(B) notice in writing signed by the person to be proposed of his willingness to be elected as a Director of the Company and as a director of RTL.
The Directors shall nominate for election as a Director at a General Meeting of the Company any person duly nominated for election at the nearly contemporaneous General Meeting of RTL.

87      Period for Nomination of Directors for election

The period within which the notices referred to in Article 86 must be lodged at the Office is not less than 35 Business Days nor more than 55 Business Days (inclusive of the date on which the notice is given) before the earlier of the dates appointed for:
(i) the general meeting of the Company; and
(ii) the nearly contemporaneous general meeting of RTL,
provided that, if this would result in the latest date for lodgement of the notices being later than the latest date (the “ASX Date”) on which, in accordance with the Listing Rules of the Australian Stock Exchange, RTL is required to accept a nomination for election as a director at that general meeting of RTL, the latest time for lodgement of the notices shall be the ASX Date, and in this Article 87 “Business Day” has the same meaning as defined in the Listing Rules of the Australian Stock Exchange.

88      Election or appointment of additional Director

The Company may by Ordinary Resolution elect, and without prejudice thereto the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but so that (i) the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles and (ii) the appointment of such Director shall not take effect before such Director has been duly appointed as a director of RTL. Any person so appointed by the Directors (except for the directors of RTL appointed Directors by the Directors on or about the date of the Sharing Agreement) shall hold office only until the next Annual General Meeting and shall then be eligible for election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

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89	Vacation of office

The office of a Director shall be vacated in any of the following events, namely:-
(i) if he shall become prohibited by law from acting as a Director;
(ii) if he shall resign by writing under his hand left at the Office or if he shall offer to resign by notice in writing in physical form and the Directors shall resolve to accept such offer;
(iii) if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;
(iv) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;
(v) if he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated;
(vi) if a notice in writing in physical form is served upon him, signed by not less than three-quarters of the Directors for the time being, to the effect that his office as Director shall on receipt of such notice ipso facto be vacated, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company; and
(vii) if he shall cease to be a director of RTL.

90      Removal of Director

The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office (provided that such person is also elected a director of RTL at the same time) and any person so elected shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is elected was last elected a Director. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

91      Convening of meetings of Directors

Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director who is for the time being neither in the United Kingdom nor in Australia. Any Director may waive notice of any meeting and any such waiver may be retroactive.

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92	Quorum

The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number (not being less than three) shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

93      Chairman

(A) The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.
(B) If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

94      Casting vote

Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

95      Number of Directors below minimum

The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

96      Telephone Board Meetings

The Directors, and any committee of the Directors, shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other. Such a meeting shall be deemed to take place at the place agreed upon by the Directors attending the meeting provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

97      Written resolutions

A resolution in writing of which notice has been given to all Directors and which is signed by a majority of the Directors shall be as valid and effectual as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors. For the purposes of this Article the references to Directors include any Alternate Director for the time being present in the United Kingdom or Australia who is appointed by a Director not for the time being in the United Kingdom or Australia or who is unable by reason of illness to sign the resolution in question but do not include any other Alternate Director. Any document produced by mechanical or electronic means and bearing a signature of a Director printed with that Director’s authority by mechanical or electronic means shall for the purposes of this Article 97 be deemed to be a document in writing signed by the Director.

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98	Validity of proceedings

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a Director or as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.

99      Directors may have interests

Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director notwithstanding his office:-
(i) may be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;
(ii) may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;
(iii) may (or any firm of which he is a partner, employee or member may) act in a professional capacity for the Company (other than as Auditor) and be remunerated therefor; and
(iv) shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

100    Restriction on voting

(A) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

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(B) Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-
(i) the giving of any security, guarantee or indemnity in respect of:-
(a) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or
(b) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;
(ii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which offer he is to participate;
(iii) any proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) does not have an interest (as that term is used in Sections 198 to 211 of the Act) in one per cent. or more of the issued equity share capital of any class of such body corporate (or of any third company through which his interest is derived or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);
(iv) any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;
(v) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors.
(C) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (B)(iii) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.
(D) If a question arises at any time as to the materiality of a Director’s interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

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101	Directors’ interests – general

For the purposes of the two preceding Articles:-
(i) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction or arrangement of the nature and extent so specified;
(ii) an interest of a person who is connected (within the meaning of Section 346 of the Act) with a Director shall be treated as an interest of the Director; and
(iii) an interest (whether of his or of such a connected person) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

COMMITTEES OF THE DIRECTORS

102   Appointment and constitution of committees

The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named persons or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee or sub-committee and (b) no resolution of the committee or sub-committee shall be effective unless a majority of the members of the committee or sub-committee present throughout the meeting are Directors.

103   Proceedings of committee meetings

The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

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POWERS OF DIRECTORS

104   General powers

The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

105   Powers and obligations in relation to the Sharing Agreement

The Company having entered into the Sharing Agreement and the Deed Poll Guarantee, the Directors are authorised and directed to carry into effect the provisions of the Sharing Agreement and the Deed Poll Guarantee and any further or other agreements or arrangements contemplated by such Agreement and Guarantee and nothing done by any Director in good faith pursuant to such authority and obligation shall constitute a breach of the fiduciary duties of such Director to the Company or to the members of the Company. In particular, but without limitation to the generality of the foregoing (i) the Directors are authorised to provide RTL and any officer, employee or agent of RTL with any information relating to the Company; and (ii) subject to the terms of the Sharing Agreement, the Directors are authorised to do all or any of the matters referred to in sub-paragraphs (A)(ii) and (iii) of Clause 4 of the Memorandum of Association.

106   Local boards

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

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107   Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

108   Signature on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

109   Borrowing powers

(A) Subject as hereinafter provided and to the provisions of the Statutes the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property (present or future) and uncalled capital or any part or parts thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
(B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights and powers of control exercisable by the Company in relation to its subsidiaries so as to secure that the aggregate amount for the time being remaining undischarged of all moneys borrowed by (1) the Company and any of its subsidiaries and (2) RTL and any of its Corporations Act Subsidiaries (exclusive of moneys borrowed by any company in the Rio Tinto Group from and for the time being owing to any other company in the Rio Tinto Group or any company in the RTL Group or by any company in the RTL Group from and for the time being owing to any other company in the RTL Group or any company in the Rio Tinto Group) shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed one and a half times the Unified Group Share Capital and Reserves.
(C) No person dealing with the Company shall by reason of the foregoing provision be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.
(D) For the purposes aforesaid:-
(i) the expression “Unified Group Share Capital and Reserves” means at any time:-
(a) the amount standing to the credit of the unified share capital account (by whatever name called) of the Company and RTL; plus

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(b) the aggregate amount standing to the credit of the unified reserves (including any share premium account or capital redemption reserve and the unified profit and loss account of the Company and its subsidiary undertakings and RTL and its controlled entities), all as shown in the latest published audited unified balance sheet of the Company and its subsidiary undertakings and RTL and its controlled entities, which in this Article shall have the meaning given to that expression in the Corporations Act but (i) adjusted as may be necessary and appropriate to take account of any increase in or reduction of the issued and paid-up share capital of the Company or RTL since the date to which the said unified balance sheet shall have been made up and any distributions (other than dividends paid out of profits earned since such date) in cash or in specie made from such reserves or profit and loss account since such date; (ii) excluding any sums set aside for taxation and any share capital or reserves derived from any writing-up by way of revaluation after the date of adoption of these Articles of the Company or any of its subsidiary undertakings or RTL or any of its controlled entities (or, in the case of a company becoming a subsidiary undertaking of the Company or a controlled entity of RTL after that date, the date on which such company became such a subsidiary undertaking or controlled entity) of the book values of any fixed assets; (iii) deducting any amount for goodwill or any other intangible asset shown as an asset in such unified balance sheet; (iv) not including any amounts attributable to minority interests in subsidiary undertakings of the Company or in controlled entities of RTL; and (v) after making such adjustments as the Auditors may consider appropriate (including without prejudice to the generality of the foregoing any adjustments considered appropriate in respect of any shares or other securities or any business or undertaking or part thereof acquired in whole or in part in exchange for or out of the proceeds of issue of any shares of the Company or RTL or in respect of any subsidiary undertaking of the Company or controlled entity of RTL not dealt with by the said unified balance sheet);
(ii) moneys borrowed for the purpose of and within four months applied in repaying other borrowed moneys falling to be taken into account shall not themselves be taken into account until such application;
(iii) there shall be excluded from moneys borrowed by any company in the Rio Tinto Group or any company in the RTL Group any such moneys borrowed which is a Project Finance Borrowing. The expression “Project Finance Borrowing” means moneys borrowed to finance a project:-
(a) which is borrowed by a single purpose company (being a company in the Rio Tinto Group or the RTL Group) whose principal assets and business are constituted by such project and whose liabilities in respect of such moneys borrowed are not the subject of a guarantee, indemnity or any other form of assurance, undertaking or financial support from another company in the Rio Tinto Group or the RTL Group except as expressly provided for in sub-paragraph (b)(3) below; or
(b) in respect of and in connection with which the lender or lenders making such moneys borrowed available to the relevant borrower (being a company in the Rio Tinto Group or the RTL Group) have no recourse whatsoever to a company in the Rio Tinto Group or the RTL Group for the repayment of or payment of any sum relating to such moneys borrowed other than:-

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(1) recourse to the borrower for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such project; and/or
(2) recourse to the borrower for the purpose only of enabling amounts to be claimed in respect of such moneys borrowed upon an enforcement of a security interest given by the borrower over the assets comprised in such project and/or by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower to secure such moneys borrowed and/or any recourse permitted by (3) below, provided that (A) the extent of such recourse to the borrower is limited solely to the amount of any recoveries made on any such enforcement, and (B) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such moneys borrowed, to commence proceedings for the winding-up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of the borrower or any of its assets (save for the assets the subject of such security interest); and/or
(3) recourse to the borrower, or another company in the Rio Tinto Group or the RTL Group under a guarantee, indemnity or other form of assurance, undertaking or financial support, which in any case (A) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the person against whom such recourse is available, and/or (B) entitles the creditor for such moneys borrowed, upon default by the borrower, such person or any other person, to require a payment to be made (whether to or for the benefit of such creditor, the borrower or another person) provided that, in the case of (B), where such payment is capable of being for an amount which is material either alone or as a percentage of the moneys borrowed financing the project, such recourse is capable of being called on only during the period prior to practical completion of the project or of that proportion of the project being financed by such moneys borrowed;
(iv) the certificate of the Auditors as to the amount of the Unified Group Share Capital and Reserves at any time shall be conclusive and binding on all concerned.

SECRETARY

110	The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.

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THE SEAL

111	(A) The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.
(B) Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors.
(C) The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
(D) Any instrument in physical form signed under hand by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

AUTHENTICATION OF DOCUMENTS

112	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders meeting or at a meeting of the Directors or any committee, and any book, record, document or account relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

PROFITS AND RESERVES

113   Establishment of reserves

The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

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114	Business bought as from past date

Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

DIVIDENDS

115   Dividends

If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such dividend as aforesaid.

116   Distribution in specie

The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

117   No dividend except out of profits

No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

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118	Ranking of shares for dividend

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

119   Manner of payment of dividends

(A) Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) using the facilities of a relevant system, or (iv) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to. Payment of a cheque by the bank upon whom it is drawn, or any transfer or payment within (ii) or (iii) above, shall be a good discharge to the Company and every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby.
(B) Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine.

120   Uncashed dividend cheques

The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

121   Joint holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

122   Record date for dividends

Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that such dividend shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

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123	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

124   Retention of dividends

(A) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.
(B) The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

125   Unclaimed dividend

The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to the Company.

126   Waiver of dividend

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is in physical form and is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

CAPITALISATION OF PROFITS AND RESERVES

127	(A) Subject to the provisions of Article 33, the Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account.
(B) Such capitalisation shall be effected by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid.

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(C) The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

SCRIP DIVIDENDS

128	(A) Subject to the provisions of Article 33, and as hereinafter provided, the Directors may offer to shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Ordinary Shares credited as fully paid.
(B) The Directors shall not make such an offer unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the fifth Annual General Meeting of the Company occurring thereafter.
(C) The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.
(D) The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be the average of the middle market quotations of an Ordinary Share in registered form on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which such Ordinary Shares are quoted ex the relevant dividend.
(E) If the Directors determine to offer such rights of election they shall give notice in writing to ordinary shareholders of such rights or shall advertise such offer in one leading daily newspaper published in London, and in such other newspapers (if any) as they shall think fit, and shall specify the procedures to be followed in order to exercise such rights Provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid, or shall advertise such reminder in one leading daily newspaper in London, and in such other newspapers (if any) as they shall think fit.

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(F) On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect of which an election under this Article has been duly exercised and has not been revoked (the elected Ordinary Shares) and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.
(G) The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.
(H) Article 127 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article.
(I) No fraction of an Ordinary Share shall be allotted. The Directors may make such provisions as they think fit for any fractional entitlements including, without limitation, provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder.
(J) The Directors may determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.
(K) In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

ACCOUNTS

129      Accounting records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

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130	Copies of accounts for members

A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles. Provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes nor to more than one of joint holders nor to any person of whose postal address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

131   Validity of Auditor’s acts

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

132   Auditor’s right to attend General Meetings

An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

NOTICES

133   Service of notices

(A) Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it by post in a pre-paid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom or Australia) to the address, if any, within the United Kingdom or Australia supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid. Any notice or document (excluding a share certificate) may also be served on or delivered to any member by the Company either by facsimile to a facsimile number supplied by him to the Company or by other electronic means determined by the Directors to an electronic address supplied by him to the Company. In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or Australia or in the territory in which such branch register is maintained.

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(B) Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of 24 hours (or, where second-class mail is employed, 48 hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.
(C) Subject to the Statutes, where a notice or other document is served or sent by facsimile transmission or other electronic means, service or delivery shall be deemed to be effected two hours after the notice or other document is sent and in providing such service or delivery it shall be sufficient to prove that such notice or document was properly sent.
(D) The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

134   Joint holders

Any notice given to that one of the joint holders of a share whose name stands first in the Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom or Australia and not having supplied an address within the United Kingdom or Australia for the service of notices shall be disregarded.

135   Deceased and bankrupt members

A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom or Australia for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

136   Overseas members

A member who (having no registered address within the United Kingdom or Australia) has not supplied to the Company an address within the United Kingdom or Australia for the service of notices shall not be entitled to receive notices from the Company.

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137	Uncontactable members

If on two consecutive occasions notices or other documents have been sent in physical form through the post to any member at his registered address or his address for service of notices but have been returned undelivered, or returned to the Company in circumstances where the Company may reasonably assume that notices and communications sent to the registered address will not be received by the member, such member shall not from then on be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom or Australia for the service of notices.

138   Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or Australia the Company is unable effectively to convene a shareholders’ meeting by notices sent through the post, such meeting may be convened by a notice advertised on the same date in at least one national newspaper in the United Kingdom and in Australia and such notice shall be deemed to have been duly served on all members entitled thereto on the day when such advertisements appear (or, if they appear on different dates, then on the later of such dates). In any such case the Company may still, where applicable, serve notice by electronic communication and shall send confirmatory copies of the notice by post to members to whom it was not sent by electronic communication if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom or Australia again becomes practicable.

138A	Electronic communication

(A) Any member may notify the Company of an address for the purpose of his receiving electronic communications from the Company, and having done so shall be deemed to have agreed to receive notices and other documents from the Company by electronic communication of the kind to which the address relates. In addition, if a member notifies the Company of his e-mail address, the Company may satisfy its obligation to send him any notice or other document by:
(i) publishing such notice or document on a web site; and
(ii) notifying him by e-mail to that e-mail address that such notice or document has been so published, specifying the address of the web site on which it has been published, the place on the web site where it may be accessed, how it may be accessed and (if it is a notice relating to a shareholders’ meeting) stating (a) that the notice concerns a notice of a company meeting served in accordance with the Act, (b) the place, date and time of the meeting, (c) whether the meeting is to be an annual or extraordinary general meeting and (d) such other information as the Statutes may prescribe.
(B) Any amendment or revocation of a notification given to the Company under this Article shall only take effect if in writing, signed by the member and on actual receipt by the Company thereof.
(C) An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

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139	Statutory requirements as to notices
(A) Any notice required to be given by the Company to members and not expressly provided for by these Articles shall be sufficiently given if given by advertisement. Any notice required to be or which may be given by advertisement shall be advertised once in one leading national daily newspaper in the United Kingdom and in Australia and shall be taken as given on the day on which such advertisements appear (or, if they appear on different dates, then on the later of such dates).
(B) Nothing in this or any of the preceding seven Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

WINDING UP

140   Directors’ power to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

141   Distribution of assets in specie

Subject to the provisions of Article 3, if the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

DESTRUCTION OF DOCUMENTS

142	Subject to compliance with the requirements of any relevant system applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy:-
(A) all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of seven years from the date of registration thereof;
(B) all Share Warrants (including coupons or talons detached therefrom) which shall have been cancelled at any time after the expiration of seven years from the date of cancellation thereof;

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(C) all registered share certificates and dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of three years from the date of such cancellation or cessation; and
(D) all notifications of change of name or address after the expiration of one year from the date of recording thereof;
and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate, Share Warrant, coupon or talon so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-
(i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
(ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;
(iii) references herein to the destruction of any document include references to the disposal thereof in any manner; and
(iv) the provisions aforesaid shall not apply so as to prevent the destruction of a document after the expiration of one year from the relevant date if a complete record of that document has been stored on a data storage medium, from which an exact reproduction of that document may in principle be obtained, and the records so stored are retained by the Company for at least the period imposed by the above provisions in respect of the original document.

INDEMNITY

143	(A)Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.
(B) Without prejudice to paragraph (A) of this Article the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph (C) of this Article) or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

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(C) For the purpose of paragraph (B) of this Article Relevant Company shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body and shall include RTL and any controlled entity of RTL (within the meaning of the Corporations Act).

FURTHER PROVISION ON SHARES IN UNCERTIFICATED FORM

144	(A) Subject to the statutes and the rules (as defined in the Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.
(B) The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:-
(i) the holding of shares of that class in uncertificated form;
(ii) the transfer of title to shares of that class by means of a relevant system; or
(iii) any provision of the Regulations.